PRIVATE AND CONFIDENTIAL
BY FAX

Carpatsky Petroleum Inc.                          Pease Oil & Gas Co.
6671 Southwest Fwy.                               751 Horizon Court, Suite 203
Suite 303                                         P.O. Box 60219
Houston, Texas 77074-2284                         Grand Junction, CO 81506-8758
Attn:                                             Attn:
Mr. Robert Bensch                                 Mr. Patrick J. Duncan
Vice President                                    President


28 April 2000

Dear Mr. Bensch:

RIGHTS OF CARPATSKY PETROLEUM CORPORATION IN RESPECT OF THE RC
DEPOSIT

Further to your request I am writing to comment(1) on certain legal aspects of the operations under the Agreement on Joint Investment and Production Activity No. 410/95 of September 14, 1995 (with all subsequent alterations) in which Carpatsky Petroleum Corporation is involved.

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       (1) Ukraine's tax and legal system is relatively new and undergoing rapid development. As such, there is little official interpretation available in that there has been an insufficient period of time for the laws to be thoroughly tested in practice either at an administrative or judicial level. Accordingly, our comments contained herein reflect our best understanding of the laws currently in effect based on the legislation in force, on available official interpretation and unofficial discussions with Ukrainian authorities. Please note that because of the lack of official interpretations available and the fact that the relevant Ukrainian authorities have little experience in interpreting such laws, we can provide no assurance that Ukrainian authorities will take a position consistent with the comments contained in this review. Furthermore, we express no comments as to changes in the laws on interpretations thereof, that may occur subsequent to the date of this review.




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                                                                     Page 2 of 9

In rendering this opinion, we have examined such questions of law and such licenses, agreements and other documents executed between Carpatsky Petroleum Corporation and Poltavanaftogas as well as some third parties provided to us as we have deemed necessary including copies of the following documents:

1.   Agreement  on  Joint  Activities  between   Poltavanaftogas  and  Carpatsky
     Petroleum Corporation No. 410/95 of September 14, 1995;

2. Agreement of October 15, 1996 on Introducing Amendments and Addenda to the Agreement No. 410/95 of September 14, 1995 on Joint Activities between Poltavanaftogas and Carpatsky Petroleum Corporation (new version named as Agreement No. 410/95 of September 14, 1995 on Joint Investment and Production Activities as to Exploration and Development of the Rudivsko-Chervonozavodske Deposit);

3.   Addenda of December 25, 1997 to Agreement No. 410/95 of September 14, 1995;

4. Amendments and Addenda of August 26, 1998 to Agreement No. 410/95 of September 14, 1995 on Joint Investment and Production Activities as to Exploration and Development of the Rudivsko-Chervonozavodske Deposit as of October 15, 1996, including amendments and addenda of December 25, 1997;

5. Amendments and Addenda of April 23, 1999 to Agreement No. 410/95 of September 14, 1995 on Joint Investment and Production Activities as to Exploration and Development of the Rudivsko-Chervonozavodske Deposit as of October 15, 1996, including amendments and addenda of December 25, 1997 and August 26, 1998;

6. Card of State registration dated April 4, 1997 of the Agreement No. 410/95 of September 14, 1995 with the Poltava Region Department of the Ministry of Foreign Economic Relations and Trade of Ukraine ;

7. License No. 470 of July 31, 1995 granted by the State Committee for Geology and Utilization of Subsoil to Poltavanaftogas for geological search (pilot production) of the Rudivsko- Chervonozavodske Deposit;

8. License No. 469 of July 31, 1995 granted by the State Committee for Geology and Utilization of Subsoil to Chernigivnaftogasgeologiya for geological search (pilot production) of the Rudivsko-Chervonozavodske Deposit;

9.   License  No.  968 of March 30,  1998  granted  by the State  Committee  for
     Geology and Utilization of Subsoil to Ukrnafta for geological search including pilot production of the Rudivsko- Chervonozavodske Deposit;

10. Agreement No. 5/27 of December 30, 1997 "On Geological Search of Subsoil and Preparation for Industrial Development of the Rudivsko-Chervonozavodske Hydrocarbon Deposit" between Ukrnafta and Chernigivnaftogasgeologiya;


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                                                                     Page 3 of 9


11. Agreement "On procedure of exploitation of wells of Rudivsko-Chervonozavodske deposits which are jointly owned by Ukrnafta and American company Carpatsky Petroleum Corporation, collection, preparation of gas and condensate from these wells" dated August 31, 1998;

12. Agreement on Joint Works on Pilot Production of Wells of the Rudivsko-Chervonozavodske Deposit by the state geological enterprise
     Chernigivnaftogasgeologiya and the enterprise Poltavanaftogas of May 16, 1995;

13. Agreement (Protocol) on Holding Joint Works on Pilot Production of Rudivsko- Chervonozavodske, Mekhedivske, Svistunkivske, Sviridovske, Chervonolutske gas condensate deposits by the state geological enterprise Chernigivnaftogasgeologiya and the enterprise Poltavanaftogas of May 16, 1995.

Background

Carpatsky Petroleum Corporation (CPC) is a party to the Agreement on Joint Investment and Production Activity (the JAA). Based on the JAA, CPC has agreed to participate with the open joint stock company Ukrnafta represented by Poltavanaftogas, the oil and gas extraction Department of Ukrnafta for the exploration, development and production of hydrocarbons on the Rudivsko-Chervonozavodske deposit (the RC deposit).

According to Ukrainian legislation, exploration and production of mineral resources in Ukraine require obtaining a special license from the State Committee for Geology and Utilization of Subsoil(2). The license to operate on the RC deposit was granted to Ukrnafta which is an open joint stock company --60

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         (2)      Code of Subsoil of Ukraine of July 27, 1994

        "Article 16. Licensing activities related to the utilisation of mineral resources

         Licensing activities related to the utilisation of mineral resources is the exclusive procedure for granting special permissions (licenses) for the use of mineral resources fields for designated purposes.
         Special permissions (licenses) for using mineral resources within certain areas shall be granted to specialised enterprises, institutions and organisations, as well as to citizens who have the appropriate qualifications, and the material, technical and economic capacities for the utilisation of mineral resources.
         The granting of special permissions (licenses) for the utilisation of mineral resources shall be carried out after the preliminary approval of the appropriate council of people's deputies for the allocation of a parcel of land for designated purposes, with the except of those cases when there is no need to allocate a parcel of land.
         In the event that certain types of work related to the utilisation of mineral resources are performed by persons who are not designated by special permission (license), the responsibility for observation of conditions stipulated in the special permission (license) shall be carried by the subject that received the special permission (license).
         Special limitations stipulated by the current legislation of Ukraine can be set in regard to certain types of subsurface utilisation or certain subsurface users.
         The special permissions (licenses) for the use of subsurface shall be provided by the State Committee for Geology and the Use of Subsurface with the consent of the Ministry of Ukraine on Environmental Protection generally on competitive terms and according to procedures established by the Cabinet of Ministers of Ukraine."


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                                                                     Page 4 of 9

percent of which are owned by Ukrainian Government on March 30, 1998. This license No. 968 entitles Ukrnafta to carry out geological search (exploration), including pilot production of oil, gas and condensed gas. As indicated in the license, the purpose of the license is the exploration of oil and gas reserves, pilot exploitation of wells and determination of reserves for the purposes of future development of the deposit.

Under the terms of the license, operations shall be carried out in accordance with the Agreement No. 5/27 of December 30, 1997 "On Geological Search of
Subsoil    and    Preparation     for    Industrial     Development    of    the
Rudivsko-Chervonozavodske Hydrocarbon Deposit" between Ukrnafta and Chernigivnaftogasgeologiya. Chernigivnaftogasgeologiya is a state owned oil and gas exploration and prospecting company. Neither CPC nor the JAA are mentioned in the license.

You have requested that we comment on whether CPC has the right to oil or natural gas reserves on the RC field.

Rights of license holders

According to the Code(3), subsoil is in the exclusive ownership of the Ukrainian people and may be granted to interested parties only for use. Any agreements that are in an indirect or hidden form violate the right of ownership of the Ukrainian people to subsoil shall be deemed invalid. The Ukrainian people realize the right of ownership to subsoil through the Verkhovna Rada of Ukraine (Ukrainian Parliament), Verkhovna Rada of the Republic of Crimea and local radas (councils of people's deputies).

It follows from the above that the subsoil cannot be in the ownership of subsoil users. According to the Code(4), users of subsoil have the right to:
--------------
         (3)   Code
         "Article 4.   Ownership of Mineral Resources
         Mineral resources shall be the exclusive property of the Ukrainian people and shall be transferred only on the basis of the right to use. Agreements or acts, which directly or indirectly violate the ownership right of the Ukrainian people to mineral resources, shall be null and void. The Ukrainian people shall exercise their ownership rights to mineral resources through the Parliament of Ukraine, the Parliament of the Republic of Crimea and local councils of people's deputies.
         Certain authority regarding the disposal of mineral resources may be delegated by Ukrainian legislation to the appropriate bodies of state executive power."
          (4)   Code
     "Article 24.  Rights and Obligations of Users of Mineral Resources
     Users of mineral resources shall have the right:
1) to conduct geological surveys and to carry out the comprehensive development of deposits of mineral resources within mineral resource fields allocated to them, unless provided otherwise in accordance with the conditions of a special permission (license);
2) to dispose of produced mineral resources, unless otherwise provided by legislation or the conditions of a special permission (license);
3) to preserve a mineral resource deposit or a portion thereof allocated for utilization pursuant to the conditions of a special permission (license);
4)   the priority right to extend the term of a temporary subsoil use;
5) utilization of a mineral resource field. Users of mineral resources shall be obliged:
1) to utilize the mineral resource field in accordance with the purposes for which they were allocated;
2) to ensure complete geological analysis and the efficient and comprehensive utilization and protection of mineral resources;
3)   to ensure safety for persons, property and the environment;
4) to bring parcels of land that were damaged during the process of the utilization of mineral resources into a condition acceptable for further utilization in public production;
5) to comply with all other requirements regarding utilization of mineral resources as established by Ukrainian legislation."



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                                                                     Page 5 of 9

a) carry out geological search, development of mineral deposits and other operations in accordance with the terms of a special permit (license);

b) dispose of extracted resources unless otherwise is provided by the terms of a special permit (license).

Summarizing the above, it is possible to conclude that unless and until mineral resources are extracted from subsoil they remain in the ownership of the Ukrainian people. Entities or individuals holding a relevant license, depending on the terms of such license, have the right to use subsoil in order to search, explore or extract mineral resources. Users of the subsoil obtain the right of ownership to mineral resources once such resources are extracted from subsoil.

Treatment of entities that are not license holders

According to the Code(5), if entities, which are not mentioned in a license, perform certain works in connection with the use of subsoil, the responsibility for compliance with the terms established by the license falls on the license holder. Thus, the Code does not prohibit entities which do not hold the license or which are not mentioned in the license from performing certain works in connection with the use of subsoil by the license holder. It is not clear, however, whether this article of the Code should be interpreted as allowing other entities to carry out operations indicated in the license (e.g., geological exploration, pilot production or industrial exploitation) along with license holders or whether it may be interpreted as including only works supporting these operations (e.g., supply and assembling of equipment, provisions of certain technology, making available engineers and works, etc.).

----------------
          (5) Code
          "Article 16. Licensing activities related to the utilization of mineral resources Licensing activities related to the utilization of mineral resources is the exclusive procedure for granting special permissions (licenses) for the use of mineral resources fields for designated purposes.
          Special permissions (licenses) for using mineral resources within certain areas shall be granted to specialized enterprises, institutions and organizations, as well as to citizens who have the appropriate qualifications, and the material, technical and economic capacities for the utilization of mineral resources.
          The granting of special permissions (licenses) for the utilization of mineral resources shall be carried out after the preliminary approval of the appropriate council of people's deputies for the allocation of a parcel of land for designated purposes, with the except of those cases when there is no need to allocate a parcel of land.
          In the event that certain types of work related to the utilization of mineral resources are performed by persons who are not designated by special permission (license), the responsibility for observation of conditions stipulated in the special permission (license) shall be carried by the subject that received the special permission (license).
          Special limitations stipulated by the current legislation of Ukraine can be set in regard to certain types of subsurface utilization or certain subsurface users.
          The special permissions (licenses) for the use of subsurface shall be provided by the State Committee for Geology and the Use of Subsurface with the consent of the Ministry of Ukraine on Environmental Protection generally on competitive terms and according to procedures established by the Cabinet of Ministers of Ukraine."

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                                                                     Page 6 of 9

We believe that the second interpretation seems the more likely of the two as, in our opinion, the Code distinguishes between operations as to the use of subsoil, which is subject to licensing, and particular works in connection with the use of subsoil, for the performance of which a license holder may contract with other entities. In addition the JAA for the Management Committee to decide operations. The Management Committee consists of four (4) representatives from each Poltavanaftogas and CPC.

Ukrainian legislation does not restrict a license holder from selecting any forms of contracting with other entities for the performance of certain works on services connected with the use of subsoil. We believe that the only restriction is that a license holder cannot authorize other entities to carry out operations that are indicated in the license and share responsibility for compliance with the terms of the license and other required documents (e.g., project for pilot production, etc.). For instance, a license holder may contract with another entity for supply and assembly of certain equipment, etc. Also, a license holder may contract with other entities, including foreign companies, on a joint operation basis, which is allowed by Ukrainian legislation. The JAA is one of the allowed forms of contractual relations between a license holder and other entities. According to the JAA, Ukrnafta performs the functions of the operator. The rights and obligations of Poltavanaftogas as a division of Ukrnafta are defined in the Agreement "On procedure of exploitation of wells of Rudivsko-Chervonozavodske deposits which are jointly owned by Ukrnafta and American company Carpatsky Petroleum Corporation, collection, preparation of gas and condensate from these wells" dated August 31, 1998. Therefore, we believe it is very unlikely that CPC can be deemed to be carrying out operations indicated in the license without the right to do so. Summarizing this section, there appear to be good arguments to sustain the assertion that CPC's activities on the RC deposit do not contradict Ukrainian legislation or the terms of the license.

Rights of CPC under the JAA

As mentioned above, a license holder has the right to dispose of mineral products extracted from the subsoil if it is not otherwise established in the terms of the license. In this respect we believe that a license holder is not restricted from selecting the legal grounds and mechanisms of such disposal. For instance, having a service agreement with another entity a license holder may compensate for relevant services or works by means of a portion of products extracted from subsoil on the licensed field. Alternatively if operating on a joint operation basis a license holder and its partner(s) may allocate extracted products or revenues from the sale of extracted products on a pro rata basis or in such a different way as may be agreed between them.

According to the Civil Code of Ukraine(6), parties to a joint activity agreement have the right of joint shared ownership to the assets of such joint activities.
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          (6) Civil Code of Ukraine
          "Article 432. Joint estate of the parties to an agreement
          To attain the goal determined in Article 430 of this Code the parties to an agreement on joint operations shall make contributions in terms of money or other property or labour participation.
          The money or other property contributions of the parties to the agreement, and the property created or obtained as a result of the joint operations thereof, shall constitute their condominium.
          Neither party to an agreement on joint operations shall be entitled to dispose of its interest in the joint estate without consent of the other parties to the agreement."



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                                                                     Page 7 of 9

Thus, assets that are shown in the accounts of the JAA, including equipment, extracted products, cash received as compensation for the sold products, etc. belong to the parties to the JAA under joint shared ownership. According to the JAA, hydrocarbons produced under the JAA are sold by the joint activity and reflected in its accounts. CPC and Ukrnafta do not distribute products. Rather, they distribute income from the sale of such products. Thus, according to the mechanism stipulated by the JAA, neither Ukrnafta nor CPC can dispose of any products extracted under the JAA. This means that CPC and Ukrnafta cannot dispose of these assets independently (i.e., without mutual consent). The management and disposal of the assets of the joint activities must be agreed between CPC and Ukrnafta in the JAA. Summarizing the above we conclude that CPC and Ukrnafta have the right of joint shared ownership to the assets of the JAA. Neither party to the JAA has the right to dispose of its share independently.

This assertion is supported by the provisions of law and the JAA applicable to termination. In case of termination of the JAA each party has the right to obtain its share in the joint assets. According to the JAA, in case of termination of the JAA before the established date, Ukrnafta assumes an obligation to buy the share due to CPC at prices to be estimated by an independent licensed expert. This provision confirms the right of CPC to obtain fair compensation for its interest in the JAA and of joint activity created assets.

Rights of CPC with regard to the existing license

The current license entitles Ukrnafta to carry out the geological search and pilot production of hydrocarbons on the RC deposit. According to the Code(7), pilot production shall be carried out in accordance with a special project. Such a project should be approved in accordance with the established procedure. We do not comment in this letter on the procedure for the preparation and approval of these projects. In this respect, it is sufficient to mention that products extracted under a pilot production project may be sold normally. In other words the holder of a license for pilot production has the right to sell hydrocarbons extracted within the limits established by the respective project.

For purposes of this letter we presume that Ukrnafta has a duly approved project for the pilot production on the RC deposit. Thus based on the above, Ukrnafta and CPC may mutually sell hydrocarbons produced within the duly approved project for the pilot production on the RC deposit through the JAA and CPC has the right to obtain its share in the revenue from such sales.

In summary, we may conclude that although under the existing license CPC does not possess the right to carry out the geological search and pilot production on the RC field independently from Ukrnafta, the JAA allows CPC to obtain its due
-----------------
          (7) Code
          "Article 20. Allocation of Mineral Resources for Geological Surveys Mineral resources shall be allocated without allocation of mining offsets after special permission (license) for geological surveys of mineral resources is obtained for geological surveys, including research and industrial development of state mineral resources.
          Research and industrial development of state mineral resources shall be carried out for the purpose of identifying their specific mining, geological and other parameters and selecting efficient methods of extraction of mineral substances on the basis of designs for such works approved by the State Committee on Supervision over Safety of Labour of Ukraine. Mineral resources extracted in the course of research and study development shall be subject to sale in accordance with general procedures."


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                                                                     Page 8 of 9


share of income obtained from the sale of hydrocarbons produced with the limits established by the duly approved pilot production project.

Rights to obtain production license.

Based on the Code(8) the subsoil user has a priority right to prolong the term of temporary use of subsoil.

This is uniformly understood, that the license holder for the specified area has the right to prolong the term of the existing license or prolong the use of subsoil by means of obtaining new license for the next stage of subsoil development (pilot production after exploration, and production license after pilot production).

Please note, that pilot production (as a specified activity in the license) is limited in time and volume of produced minerals. The Order of the Ukrainian Committee on the Issues of Geology and Subsoil Use No. 40 dated March 15, 2000 "On approval of the Provisions on procedure of organization and performance of pilot production development (PPD) of the deposits of minerals of state importance", Section 2.1(9) limits the term of PPD to five years, and section 2.2(10) of the same Provisions limits the volume of minerals produced during PPD to ten percent of the preliminary estimates of the minerals deposits. Taking into account very recent issue of the Order No. 40, there is no information or interpretation wether and how its provisions may be applied retroactively (i.e. to companies license holders which for example exceeded volume of ten percent of the preliminary estimated reserves).

Conclusions and recommendations

In our opinion, using a JAA carries certain material disadvantages and potential risks. First, the Code does not provide entities that are not license holders with the right to use subsoil and to dispose of extracted products. Thus, the rights that CPC has under the JAA are not established by the Code. However, our opinion we believe CPC could enforce its rights under the JAA through injunctive relief in the Courts.

Second, the existing license was granted under a special condition that operations on the RC deposit would be based on the agreement between Ukrnafta and Chernigivnaftogasgeologiya. In our opinion, this means that if this agreement is terminated or if the JAA is deemed contradictory to the terms of this agreement, the existing license may be at risk. We are not aware of any provision of the JAA which is contradictory to the agreement.

-----------------
          (8)
          (9) Section 2.1 of the Provisions: "The time period for PPD of a deposit, the amount of and conditions for extraction, in so doing, of mineral resources shall be substantiated in PPD project. The time period for conducting PPD of a deposit cannot be beyond the limits of validity of a special permit (license) for geological exploration thereof and shall not have to exceed 5 years."
          (10) Section 2.2 of the Provisions: "The volume of mineral resources stipulated to be extracted during PPD shall not have to exceed 10 percent of the pre-assessed mineral reserves in the deposit."

Third, in order to have the right to commercial exploitation of the RC deposit after the exploration and pilot production license expires because of the term or the volume of minerals extracted, it will be necessary to obtain a new production license. According to the JAA, CPC's position under the agreement on this issue would therefore appear to be secure, unless Ukrnafta took the unlikely steps of deliberately acting against the terms of the agreement or seeking to terminate it. In those cases CPC's interests would be in the hands of the Courts.

Fourth, the JAA is not mentioned in the license as a condition for carrying out operations under the license. In our opinion, this means that operation of Ukrnafta on the RC is not bound by the necessity to maintain activities under the JAA. However we are aware of no instance where Ukrnafta or other similar entity has failed to honour an agreement with a foreign entity. We would also anticipate that a Ukraine court would entertain a proper proceeding to enjoin clearly wrongful activity by a party to an agreement similar to the JAA.

In summary, we conclude that under the JAA, CPC has certain rights in respect of the mineral resources on the RC deposit the main of which is to obtain the share of profits from the sale of hydrocarbons extracted within the project of the pilot production.

To avoid some of the risks described in this letter, CPC may consider the option of concluding a production sharing agreement under the recently adopted Ukrainian legislation.

This opinion is subject to the following qualifications:

1. We are attorneys who practice in Ukraine, and we express no opinion as to any laws of any jurisdiction other than the laws of Ukraine currently in force in Ukraine which are applicable to Ukrnafta, CPC and the JAA. We express no opinion with respect to the applicability or the effect in connection with the matters referred to herein of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any subdivision of Ukraine or of any local agencies.

2. We have relied exclusively on the documents in arriving at the opinions expressed herein and the documents constitute the material documents relating to the rights and obligations of Ukrnafta and CPC.

3. With respect to all the documents that we reviewed, we have assumed, but have not independently verified, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the authentic originals of all documents submitted to us as copies.

4. Our opinions in this letter with respect to validity of contractual relations between Ukrnafta and CPC are based on the assumption that the parties to the JAA and other agreement mentioned above did not and do not violate any provisions of such agreements and that the terms and conditions of license are fully met by respective license holders.

5. The rights of Ukrnafta and CPC contained in the JAA may be limited by applicable bankruptcy, reorganization, insolvency or other similar laws of general application relating to or affecting the enforcement of the parties' rights.

6. The opinions expressed in this letter are specific to the transactions and the documents referred to herein and are based upon the facts known to use, the documents examined by us and the law as of the date hereof, and should not be assumed to state general principals of law applicable to transactions other then those which we have specifically referred. Therefore, this opinion may not be relied upon by persons other than the addressees, their stockholders and counsel, and the Securities and Exchange Commission in the United States.

Yours sincerely,

VASIL KISIL & PARTNERS


/s/ Alexey N. Volkov
------------------------
Alexey N. Volkov
Attorney at Law

cc:   Mr. G. Sullivan

                                  ATTACHMENT 1
                               TO OPINION LETTER

                                                                    APPROVED
                                         Chairman of the Board of "Ukrneft" JSC
                             .....................................B.V. Zaritsky
                                         September 22, 1995


                              AGREEMENT No. 410/95
                               on joint operations
Poltava                                                      September 14, 1995

         "Poltavaneftegas" enterprise and "Carpatsky Petroleum Corporation" company, hereinafter referred to as "Partners" have made and entered into this agreement as follows:

                    DEFINITIONS OF THE PRINCIPAL TERMINOLOGY

Partners shall be understood as "Poltavaneftegas" enterprise and "Carpatsky Petroleum Corporation" company that have initially entered into this Agreement and hereafter as any legal entities and individuals that join the Agreement.

Enterprise - "PNG" shall be understood as "Poltavaneftegas" enterprise, a party hereto.

Company - "CPC" shall be understood as "Carpatsky Petroleum Corporation" company, a party hereto.

Managing Committee shall be understood as the supreme managing body consisting of the managers and authorized representatives of the Partners, and authorized to make decisions on the principal issues of the joint operations such as preparation of amendments and addenda hereto, approval of the Joint Operations Program and Agreed Budgets, termination of the joint operations.

Joint Production shall be understood as production capacities and fixed assets to be created in the course of joint operations hereunder.

Joint Operations Program shall be understood as a program of operations for a fiscal year based on the projects for exploration and operation of hydrocarbon deposits, including production and geophysical exploration of wells and strata, a set of works related to boring production wells, overhaul of wells, construction and operation of objects, collection, transportation and preparation of produce.

Agreed Budget of Joint Operations shall be understood as a document determining the costs for performance of the Joint Operations Program. The Agreed Budget of Joint Operations shall account of all funding sources.

Licensee,   Licensees   shall  be  understood  as   "Chernigovneftegasgeologiya"
state-run geological enterprise and "Poltavaneftegas" enterprise.

Fiscal Year shall be understood as a calendar year, and, for the first year of the joint operations, a time period as from approval of the Joint Operations Program and Budget till the end of the calendar year.

Operating Costs shall be understood as costs for production of gas and gas condensate to be referred to the produce self-cost under the legislation in force, less payments and deductions to the budget and non-budget funds.

Effective Date shall be understood as the date of signing this Agreement.

Engineer Centre shall be a working body of the Managing Committee. Upon an assignment of the latter and together with the services of "Poltavaneftegas" enterprise and "Carpatsky Petroleum Corporation" company it shall develop the Programs and Agreed Budgets of the joint operations, and shall exercise control over implementation thereof.

                                    ARTICLE I
                               GENERAL PROVISIONS

1.1     This Agreement has been entered into for the purpose of:

         - obtaining a license for production development of the deposit;

         - providing for organizational and economic conditions, application of domestic and foreign technology for intensification of exploration and operation of Rudovsko- Krasnozavodsk deposit, increasing the volumes of gas and gas condensate production, achieving high economic indicators when developing the deposit with complying with requirements of labour safety, subsoil and environment protection under the legislation of Ukraine.

         - developing technical solutions with accounting of the advanced foreign expertise implementation of which would provide for efficient development of the deposit and safe operation of the wells up to 6000 m deep (including abnormally high seam pressures);

         - earning profits by the partners hereof.

1.2      The subject-matter of this Agreement shall be:

         - exercising joint business initially related to pilot production operation of Rudovsko-Krasnozavodsk gas condensate deposit;

         - creation of the required production capacities for the subsequent production operation of the deposit (production wells) with application of the advanced foreign engineering and technologies in the field of production and geophysical exploration of wells and seams, overhaul of wells, intensification of hydrocarbons inflow, boring wells and in other fields where advisable.

1.3 The partners shall combine their pecuniary, material, labour resources, productive, technical and economic potentials for the purpose of implementation of the joint operations goals listed in Sections 1.1, 1.2.

1.4 The Partners shall maintain their legal and property independence.

1.5 The Partners shall incur losses from the joint operations hereunder independently (separately).

1.6 This Agreement cannot preclude performance by the Partners of their obligations as to third persons.

1.7 In the process of their joint operations the Partners shall be governed by the Legislation of Ukraine and this Agreement.

1.8 This Agreement shall be entered into for twenty (20) years. The Program and the Agreed Budget of Joint Operations for the first Fiscal Year shall have to be prepared within three months as from the date this Agreement is signed. If the practical joint business operations on exploration and operation of Rudovsko-Krasnozavodsk deposit is not launched within six (6) months as from the date this Agreement is signed, the partners shall consider the issue of repudiation of the Agreement.

                                   ARTICLE II
                    LICENSE FOR EXPLORATION AND OPERATION OF
                            THE HYDROCARBONS DEPOSIT

2.1      The license for exploration of  Rudovsko-Krasnozavodsk  deposit for the
         time   period  of  2  years  was   obtained  on  July  31,   1995,   by
         "Chernigovneftegasgeologiya" state-run geological enterprise.

2.2      License   No.  470  for  the  pilot   production   operation   of
         Rudovsko-Krasnozavodskoi deposit for the time period of 2 years was obtained on July 31, 1995, by "Poltavaneftegas" enterprise.

2.3      The    relationship    between    "Poltavaneftegas"    enterprise   and
         "Chernigovneftegasgeologiya" state-run geological enterprise shall be determined by the following documents

         (Appendices 1 and 2):

         - "Agreement (protocol) on conducting joint operations for exploratory and production operation of Rudivsko-Krasnozavodsk, Mekhedivsk, Svystunovsk, Svyrydivsk, Chervonolutsk gas condensate deposits by "Chernihivnaftogasgeologiya" state-run geological enterprise and "Poltavanaftogas" enterprise" signed on May 16, 1995, by the Director General of "Poltavaneftegas" enterprise V.P. Kozak, by the Director General of "Chernigovneftegasgeologiya" state-run geological enterprise S.M. Guinda, approved by the Chairman of the Board of "Ukrneft" JSC B.V. Zaritsky and the Deputy Chairman of the State Committee of Ukraine for Geology B.O. Byalyuk;

         - "Agreement on conducting joint operations for exploratory and production operation of the wells of Rudivsko-Krasnozavodsk deposit by "Chernigovneftegasgeologiya" state- run geological enterprise and "Poltavanaftogas" enterprise" signed on May 16, 1995, by the Director General of "Poltavaneftegas" enterprise V.P. Kozak, by the Director General of "Chernigovneftegasgeologiya" state-run geological enterprise S.M. Guinda, approved by the Chairman of the Board of "Ukrneft" JSC B.V. Zaritsky and the Deputy Chairman of the State Committee of Ukraine for Geology B.O. Byalyuk.

         "Carpatsky Petroleum Corporation" company shall bind itself with promoting performance of agreements available between "Poltavaneftegas" enterprise and "Chernigovneftegasgeologiya" SGE.

2.4 Prior to expiration of the validity term of the License for pilot production operation "Poltavaneftegas" enterprise shall apply for a License for production operation of Rudovsko-Krasnozavodsk deposit. The Company and "Chernigovneftegasgeologiya" SGE shall not compete with "Poltavaneftegas" enterprise with respect to obtaining the above License and shall not facilitate other contenders in obtaining it.

                                   ARTICLE III
                    ORGANIZATION OF WORKS FOR EXPLORATION AND
                  OPERATION OF RUDOVSKO-KRASNOZAVODSKOI DEPOSIT

3.1 "PNG" enterprise and "CPC" company shall apply all efforts for putting the laying-up prospecting holes and the ones with drilling completion into pilot production operation as early as possible, for qualitative and complete exploration of wells and seams, for timely transfer of the obtained data to the services of "Chernigovneftegasgeologiya" state-run geological enterprise (SGE), and by participating in summarizing assessment of the geophysical, geological and production data, shall facilitate the services of "Chernigovneftegasgeologiya" SGE to complete calculations of hydrocarbons reserves in the deposit and to have them approved by the State Commission on Reserves by June of 1997.

3.2 In compliance with the provisions of Article 2 hereof "PNG" enterprise has determined that the contractor for drilling operating wells shall be "Chernigovneftegasgeologiya" SGE.

         The Company shall take steps for technical re-equipment of the drilling teams with the advanced foreign machinery, materials and technology, geophysical support of the drilling that would provide for decreasing well drilling duration and would facilitate for maintaining filtration properties of the opened seams.

3.3 The Company shall secure deliveries to Ukraine, repair and service of the progressive technological equipment for production and drilling, organize and fund performance of the highly technological operations in compliance with the subject-matter of the Agreement and the Joint Operations Program.



                                   ARTICLE IV
                     RIGHTS OF THE PARTNERS TO THE AGREEMENT

4 The Partners shall be entitled to the following:

4.1 To participate in solution of the issues related to co-ordination of the joint operations and in managing the Joint Production under this Agreement;

4.2 To obtain free of charge all the information related to the joint operations, to have access to the accounting documents, reporting, to the initial financial and all geological production, technological and technical documents;

4.3 To receive into its ownership a portion of the produce made under this Agreement or a share of the incomes from the joint operations.

                                    ARTICLE V
                     DUTIES OF THE PARTNERS TO THE AGREEMENT

5 The Partners to the Agreement shall have:

5.1      To perform decisions of the Managing Committee;

5.2 To perform their obligations hereunder including those related to the property participation in the Joint Operations in the amount, under the procedure and by the means stipulated hereby and approved by the Joint Operations Programs;

5.3 Not to disclose commercial secrets and confidential information on the joint operations;

5.4 To bear other obligations when stipulated by amendments hereto and by the Joint Operations Programs approved by the Managing Committee.

5.5 In addition to the general obligations "PNG" enterprise shall undertake:

5.5.1 To use the license for operation of Rudovsko-Krasnozavodsk deposit for the best interest of the joint operations.

5.5.2 To use for the best interest of the joint operations the existing improvement objects and those under construction in the deposit, and the wells launched but not yet put into operation prior to the Effective Date.

5.5.3 To incur the Operating Costs related to production of hydrocarbons of Rudovsko- Krasnozavodsk deposit.

5.5.4 To use efficiently for the best interest of the joint operations the equipment transferred thereto for operation and to keep it in due technical condition. To provide "CPC" company with the conditions for control over application of the equipment transferred thereby for use.
5.5.5 To act as a customer for construction of wells and improvement objects on the basis of a decision of the Managing Committee.

5.6      In   addition   to  the  general   obligations   "Carpatsky   Petroleum
         Corporation" company shall undertake:

5.6.1 In compliance with the Joint Operations Programs for its own account:

         - to provide for deliveries to Ukraine, repair and maintenance of the progressive mobile, mountable technological equipment for production and repair-restoration works, and to transfer it to the Enterprise for use;

         - to provide for deliveries to Ukraine and to transfer to the Enterprise materials, chemical reagents and stationary equipment as a contractual foreign investment;

         - to organize and fund performance of the highly technological operations - hydraulic fracture of a seam, deep penetrating perforation under repressure with providing for maximum preservation of the trapping properties of a seam, etc.;

         - to indemnify 50% of the operating costs to "PNG" enterprise.

5.6.2 For the purpose of securing performance of the Joint Operations Programs to provide for deliveries to Ukraine, repair and maintenance of the progressive technological equipment and tools for drilling and to transfer it to "Chernigovneftegasgeologiya" state-run geological enterprise directly or through the Enterprise.

                                   ARTICLE VI
                    JOINT OPERATIONS PROGRAM AND ITS FUNDING

6.1 The volumes of works related to drilling, repair and improvement of the wells with distribution among the customers and implicit contractors shall be annually approved in the form of the Joint Operations Program. The Joint Operations Program shall have to contain volumes of supplies of material and technical resources to be made by the Company and shall indicate the form of transfer thereof to the Enterprise or Ukrainian contractors, and the volumes of specific types of services rendered by foreign firms for the account of the Company.

6.2 The Joint Operations Program shall be prepared by the respective services of the Enterprise with participation of the Engineer Centre.

6.3 The Joint Operations Program shall have to be approved by the Managing Committee not later than thirty days prior to the beginning of a fiscal year except the first year and shall contain scientifically substantiated volumes and types of works related to exploration and operation of the deposit.

6.4 Repeated approval of the Joint Operations Program shall be performed when necessary with occurrance of new circumstances related to conditions of operation of the deposit, and when the incomes from sale of hydrocarbons and the assets allocated by the Partners are not sufficient for performance of volumes of the works earlier planned by the Program.

6.5 The Partners are intending to fund the works planned by the Joint Operations Programs in the ratio:

         - "Poltavaneftegas" enterprise                                - 50%
         - "Carpatsky Petroleum Corporation" company                   - 50%

         "CPC" company shall indemnify to "PNG" enterprise 50% of the operating costs under the requisites of "PNG" enterprise.

         When necessary a Partner shall obtain credits and settle with them on its own.

6.6 During the first year of the joint operations "CPC" company shall indemnify at the contractual price the costs incurred by "PNG" enterprise prior to commencement of the joint operations for the objects of the further Joint Production.

6.7 For the purpose of co-ordination of the efforts of the Partners, the Joint Operations Agreed Budget shall be developed.

6.8 The Agreed Budget shall be approved by the Managing Committee for the next fiscal year, except the first year, 30 days prior to commencement thereof and shall be subject to revision and re-approval in case the Joint Operations Program is amended.

6.9 Implementation of the Joint Operations Program and the Agreed Budget shall be subject to control on the part of the Managing Committee.

                                   ARTICLE VII
                        BASIC AND ADDITIONAL HYDROCARBONS

7.1 Gas and gas condensate produced in the deposit shall be divided into Basic and Additional Hydrocarbons.

7.2 The Basic Hydrocarbons shall be the volumes of gas and gas condensate produced from the wells (Krasnozavodsk wells Nos. 2, 3, 4, 5, 6, 7, 8, 9 and Rudovsk wells Nos. 2, 4, 10, 100, 101, 105, 371) to be put into operation by "PNG" enterprise. The Basic Hydrocarbons shall be the property of the Enterprise and shall not be the product of the joint operations hereunder.

7.3 The Additional Hydrocarbons shall be the volumes of gas and gas condensate produced with application of the production capacities created in the deposit after the Effective Date. The Additional Hydrocarbons shall be the difference between the total volumes of gas and gas condensate production and the volumes referred to the Basic Hydrocarbons. The Additional Hydrocarbons which are the produce of the joint operations shall be distributed between "PNG" enterprise and "CPC" company at the ratio of 60 and 40% under Section 9.4.2.

                                  ARTICLE VIII
           ACCOUNTING OF THE PRODUCE, COSTS AND RESULTS OF PRODUCTION

8.1 The Partners shall independently keep accounting of the produce obtained in the process of the joint operations, costs and financial results related to the joint operations hereunder.

         In compliance with Article 47 of the Decree of the Cabinet of Ministers "On Conditions for Foreign Investing" the Partners shall organize a separate accounting and reporting related to the operations connected with this Agreement.

8.2 The Partners of the joint operations shall have the right of control over and audit of all accounting documents related to the joint operations through performance of audits by independent auditing entities. The auditing shall be carried out in compliance with the legislation of Ukraine and shall be paid for by the Partners in proportion to the shares thereof. The audits which are not stipulated by the plan, shall be paid for by the initiators thereof.

8.3 The Enterprise shall keep the consolidated accounting of the produce, costs and results of the joint operations. All Partners shall promptly supply the required information for keeping such accounting. The consolidated accounting shall be kept in terms of the currency of the actual payments, and in terms of US dollars and the national currency of Ukraine. The data of the consolidated accounting shall be transferred to all partners to the Agreement on the systematic basis.

8.4 The accrued Capital Costs, the accrued operating costs and the Actual Shares of either Partner in the accrued Aggregate Costs shall be determined quaterly on the basis of the consolidated accounting data.

8.4.1 The accrued Capital Costs of the Enterprise shall have to include:

         - the costs for construction and overhaul of the wells and improvement objects incurred prior to the Effective Date and not related to production of the Basic Hydrocarbons;

         - the costs under the Joint Operations Programs for contractual drilling, industrial construction and overhaul at the actual contractual prices with accounting of the cost of the material resources given to the contractors;

         - the costs under the Joint Operations Programs for industrial construction and overhaul performed through its own efforts at the actual cost.

8.4.2 The accrued Capital Costs of the Company shall have to include:

         - the costs under the Joint Operations Programs for contractual drilling, industrial construction and overhaul at the actual contractual prices with accounting of the cost of the material resources given to the contractors;

         - the cost of the material resources transferred to the contractors or the Enterprise for the purpose of securing accomplishment of the joint Operations Programs;

         - depreciation deductions as to the equipment transferred to the Enterprise and Ukrainian contractors for use;

         - cost of the services rendered by foreign firms at the expense of the Company under the approved Joint Operations Programs.

8.4.3 The Actual Share of either Partner shall be quarterly determined on the basis of the information about the Accrued Capital Costs.

8.5 The Accrued Capital Costs and the Actual Shares of the Partners shall be subject to approval by the Managing Committee.

8.6 The costs related to the wells from which the Basic Hydrocarbons are extracted, shall not be included into the Accrued Capital Costs. The Company can operate such wells under a separate agreement with the Enterprise.

                                   ARTICLE IX
                       PROPERTY RELATIONS OF THE PARTNERS

9.1 The property created or acquired by any of the Partners in connection with implementation hereof shall be the property of the respective Partner. To perform the Joint Operations Program the property of one Partner can be transferred to the other Partner or a contractor for use.

9.2 The property owned by any of the Partners can be sold or transferred into ownership of the other Partner including as a foreign investment in compliance with the legislation of Ukraine.

9.3 The property owned by any of the Partners and used for the joint operations hereunder, can be sold or transferred into ownership of a legal entity or an individual which is not a Partner as agreed upon with the managing Committee.

9.4 Hydrocarbons produced in Rudovsko-Krasnozavodsk deposit shall become the property of the partners under the following terms and conditions:

9.4.1    the Basic Hydrocarbons are the property of the Enterprise.

9.4.2 the Additional Hydrocarbons are distributed between the Partners hereto depending on the Shares of the Partners in the Consolidated Accrued Costs. "CPC" company with 50% share in the Consolidated Accrued Costs shall be given 40% of the Additional Hydrocarbons.

                                    ARTICLE X
                  SALE OF THE PRODUCE FROM THE JOINT OPERATIONS


10.1 The produce from the joint operations can be sold by the Enterprise under an agreement with the Company or by either Partner independently. In the first case the payment for the sold produce shall be exercised under the requisites indicated by "CPC" company.

                                   ARTICLE XI
                  PROCEDURE FOR CONDUCTING THE JOINT OPERATIONS

11.1 Management of the general business related to performance of the Agreement terms and conditions, to organization and management of the works, representation to third persons shall be assigned to the Enterprise which is vested with the respective authority on behalf of the Partners. The operative management of the operations shall be exercised by the charter managerial bodies of the Enterprise.

11.2 The procedure for selling the produce and for settlements shall be determined hereby and specific agreements with produce buyers.

11.3 The control over the financial and business operations of the partners shall be exercised by the auditing bodies of the Partners to be determined by the Partners. In so doing the Partners shall have the right to get familiarized with any documents within the scope of their joint operations.

11.4 Solution of the issues related to exercising the joint operations which require mutually agreed upon solutions, shall be carried out when necessary through convening meetings of the Managing Committee by the Chairman under the plans for the Committee operation, upon the own motion of the Chairman or upon a request of any of the Partners. Decisions may also be made through exchange of letters, cables, fax messages, etc., notices in writing.

                                   ARTICLE XII
                    CO-ORDINATION OF THE JOINT OPERATIONS AND
                       MANAGEMENT OF THE JOINT PRODUCTION

12.1 Co-ordination of the joint operations and management of the Joint Production shall be exercised on the basis of decisions of the Managing Committee. Initially the Managing Committee shall consist of 3 representatives from either Partner. The Chairman of the Managing Committee is the Director General of "Poltavaneftegas" enterprise. Upon expiration of i year of the joint operations hereunder the composition of the Managing Committee shall revised in such a way in order to account of the Actual Share of the Partners in the joint operations. Further on the composition of the Managing Committee shall be revised in compliance with the actual shares every two years.

12.2 The decisions of the Managing Committee shall be made through individual unanimous vote.

12.3 The operative control over the Joint Production shall be exercised by the services of the Enterprise.

12.4 The Enterprise in line with the Company and the Engineer Centre shall prepare the documents required to the Managing Committee for making decisions on co-ordination of the joint operations. The Engineer Centre shall be formed upon a decision of the Managing Committee.

                                  ARTICLE XIII
                         CONFIDENTIALITY OF INFORMATION

13.1 Any information transferred by one Partner to the other one within the effective time period hereof and containing the information on the works performed, produce, prices, negotiations and proposals including the terms and conditions hereof disclosure of which may inflict losses to any of the Partners, shall be confidential and shall not be subject to disclosure to third persons except the cases stipulated by the legislation in force.

13.2 Any other information proposed by any of the Partners or proposals or ideas, shall not have to be considered as secret or confidential information except the cases when it is specially stipulated in an additional agreement signed by representatives of the Partners.

                                   ARTICLE XIV
                      MUTUAL LIABILITY OF THE PARTNERS AND
                             SETTLEMENT OF DISPUTES

14.1 Either Partner shall be materially liable for default or undue performance of the terms and conditions hereof and appendices hereto, and in case of violation thereof shall have to indemnify to other Partners direct losses occurred due to its fault.

14.2 The Partners to the Agreement shall be exempted from liability if the due performance thereby of their obligations have been interfered with circumstances of insuperable force, particularly acts of God, war operations or mass riots, changes in the legislation in force, substantial reduction in state prices on gas or other circumstances beyond the control of the Partners and affecting performance thereby of the obligations hereunder, etc. The affected Partner shall have to notify with no delay the other Partner on occurrence of such circumstances, anticipated time period of their effect and their termination.

14.3 Any disputes and discrepancies, differences arising from or in connection with this Agreement shall be settled through amicable negotiations. When the amicable settlement fails to be achieved within ninety (90) days as from the date of the notice of one of the

         Partners about existence of a dispute, discrepancy, claim, the case shall be submitted to the Arbitration.

14.4 In case of failure to reach the agreed upon settlement the parties hereto shall aplly to the International Commercial Arbitration Court with the Chamber of Commerce and Industry of Ukraine in Kiev (3, Zhitomirskaya St.) for final settlement of the dispute.

                                   ARTICLE XV
                   PROCEDURE FOR REPUDIATION OF THE AGREEMENT

15.1 If upon the opinion of one of the Partners it is unable to perform its obligations due to failure of the other Partner to comply with the contractual obligations or due to occurrence of the circumstances interfering with the proper performance of the Agreement, such Partner shall have to notify the other Partners in writing as to the reasons causing repudiation of the Agreement.

15.2 The Agreement can be terminated prematurely, prior to expiration of the established 20 year time period, when the Partners arrive to the conclusion that the goals of the Agreement cannot be achieved or continuation hereof is not advisable due to unprofitability of the joint operations. In such case a Liquidation Commission shall be formed which assumes all authority for completion of the joint operations including sale of the property, repayment of debts, settlements with the Partners.

15.3 In case one of the Partners intends to withdraw from the composition of the Partners hereto, it shall have to notify thereabout the other Partner not later than 3 months prior to the date of withdrawal.

         Upon expiration of the above time period the Partner shall be deemed departed from the composition of the Partners of the joint operations, and within the next three months mutual settlements therewith shall be carried out with reference to distribution of the produce and the profit.

15.4 In case of repudiation of the Agreement due to withdrawal of the Licensee from the composition of the Partners, it (the Licensee) shall within three (3) months indemnify to the other Partner its costs related to acquiring or creating the property on its balance sheet.

15.5 A Partner (except the Licensee) can be excluded from the number of the Partners to the Agreement in case it fails to perform its obligations under the Agreement.

15.6 In case of repudiation hereof or withdrawal herefrom, the property transferred by the Partners each other for use, shall be returned to the owner.

15.7 Article XV shall be subject to making it more precise in the process of development of the Working Program for the first fiscal year.

                                   ARTICLE XVI
                                  MISCELLANEOUS

16.1 As mutually agreed upon by the Partners this Agreement can be amended and supplemented including involvement of other Partners into the joint operations.

16.2 The Partners to the Agreement have agreed that within the time period of development of the Program and the Agreed Budget of the Joint Operations, an Accounting Agreement shall be prepared and signed.

16.3     The Partners represent:

         - that they have all powers required to sign this Agreement;

         - that they will not take actions that can be detrimental to goals and tasks hereof.

16.4 This Agreement has been made on 14 pages and signed in 2 duplicates of equal legal force, one for each of the Partners.

                          THE AGREEMENT HAS BEEN SIGNED

For "Poltavaneftegas" Enterprise


             V.P. Kozak
         (Director General)

For "Carpatsky Petroleum Corporation"
Company

              L. Texas
         (Company President)
                                     AGREED

Article 2 and Sections 3.1, 3.2
Director General of
"Chernigovneftegasgeologiya" state-run
geological enterprise

             S.M. Guinda
                                    , 1995

                                  ATTACHMENT 2
                               TO OPINION LETTER


                                    AGREEMENT
          on introducing amendments and addenda to agreement No. 410/95 dated September 14, 1995, on joint activity between
 "Poltavanaftogas" enterprise and "Carpatsky Petroleum Corporation" company, USA

Poltava
London                                                        October 15, 1996

         "Poltavanaftogas" enterprise and "Carpatsky Petroleum Corporation" company, USA, on the basis of the provisions of the Law of Ukraine "On Treatment of Foreign Investments" passed by the Verkhovna Rada of Ukraine ans put into effect as from April 16, 1996, and on the basis of by-laws adopted for the purpose of creating the mechanism for implementation of the provisions of the above law, have agreed as follows:

1        Amendments  and addenda shall have to be introduced  into agreement No.
         410/95 entered into between them on September 14, 1995, with setting it forth in the following (new) wording making the title of the agreement more precise:

                              AGREEMENT No. 410/95
      as of September 14, 1995, on joint investment and production activity for development and exploitation of Rudivsk-Chervonozavodsk deposit

         "Poltavanaftogas" enterprise and "Carpatsky Petroleum Corporation" company, USA, hereinafter referred to as the "Partners" have made and entered into this agreement as follows:

                       DEFINITIONS OF THE PRINCIPAL TERMS

Partners shall have to be understood as legal entities that have initially entered into this Agreement, and further on any legal entities and individuals that can join the Agreement.

Enterprise shall have to be understood as "Poltavanaftogas" enterprise, a partner to this Agreement.

Company shall have to be understood as "Carpatsky Petroleum Corporation" company registered in the State of Texas, USA, a partner to this Agreement.

Joint Activity shall have to be understood as activity based on cooperation between the Partners to this Agreement and stipulating division of risks and results of such activity.

Investments shall have to be understood as property and intellectual valuables contributed into development and exploitation of Rudivsk-Chervonozavodsk gas condensate deposit in compliance with this Agreement.

Initial Contribution shall have to be understood as property and intellectual valuables that initially (within 1996) are contributed by the Partners onto the Individual Balance Sheet for the purpose of exercising the Joint Activity for development and exploitation of Rudivsk- Chervonozavodsk gas condensate deposit.

Development of Rudivsk-Chervonozavodsk deposit shall have to be understood as a package of works carried out under the projects for the pilot production operation of the deposit and performed during exploratory works in the deposit prior to approval of the reserves under the procedure prescribed by the State Commission for Reserves.

 Exploitation of Rudivsk-Chervonozavodsk deposit shall have to be understood as a package of works carried out within the time period of production exploitation of the deposit within the volumes determined by the exploitation project.

Managing Committee shall have to be understood as the supreme leading body composed of executives and authorized representatives of the Partners and authorized to make decisions on the principal issues of the Joint Activity - preparation of amendments and addenda to this Agreement, approval of the Joint Activity Programs and Agreed Budgets, exercising control over performance thereof, selection of contractors for performance of works related to drilling boreholes, to comprehensive geophysical exploration, to hydrofracture of seams and/or other works of high value, to coordination of contracts for performance of works to the amount of over two million US dollars and contracts for purchase of the property to be transferred onto the Balance Sheet of the Joint Activity to the amount over five hundred thousand US dollars, to coordination of the terms and conditions for termination of the Joint Activity.

Joint Venture shall have to be understood as the object of the Joint Activity under this Agreement namely the production capacities and capital funds of Rudivsk-Chervonozavodsk deposit initially allotted for the Individual Balance Sheet, and created in the process of the Joint Activity.

Individual Balance Sheet, Balance Sheet of the Joint Activity shall have to be understood as the individual balance sheet of "Poltavanaftogas" enterprise designated for keeping records of the property combined by the Partners to this Agreement for the purpose of implementing the Joint Activity and created in the process of such activity, and for keeping records of business operations under the Joint Activity and of financial results.

Individual Settlement Account shall have to be understood as an individual settlement account to be opened with one of the banks of Ukraine for ensuring the Joint Activity.

Agreed Budget of the Joint Activity shall have to be understood as a document that determines the expenses for performance of the Joint Activity Program. The Agreed Budget of the Joint Activity shall account of all funding sources including the own assets of the Partners designated for acquiring material resources for the Joint Activity.

Licensee, Licensees shall have to be understood as "Chernihivnaftogasgeologiya" state-run geological enterprise and "Poltavanaftogas" enterprise.

Fiscal Year shall have to be understood as a calendar year and for the first year of the Joint Activity the time period from the date of transfer of the Initial Contribution of "Poltavanaftogas" enterprise onto the Individual Balance Sheet through to the end of the calendar year.

Capital Costs shall have to be understood as one time expenses for creation of the capital funds on Rudivsk-Chervonozavodsk deposit which expenses are incurred in compliance with the terms and conditions of this Agreement. Current Costs shall have to be understood as the expenses for production of gas and gas condensate which expenses under the legislation of Ukraine are calculated on the basis of the incomes from sale of the produce when determining the taxable profit (referred to self-cost of the produce).

Effective Date shall have to be understood as the date Agreement No. 410/95 is agreed upon by the leading bodies of "Ukrnafta" OJSC, that is September 22, 1995.

Engineering Centre shall have to be understood as a working body with the Managing Committee.

                                    ARTICLE I
                               General Provisions

1.1     This Agreement is made and entered into for the purpose of:

         - earning incomes by the Partners hereof;

         - providing for organizational and economic conditions for joint investment of development and exploitation of Rudivsk-Chervonozavodsk gas and gas condensate deposit, application of the advanced technical facilities of domestic and foreign origin for intensifying exploration and operation thereof, increasing volumes of production of gas and gas condensate, achieving high economic indices when exploiting the deposit with compliance with requirements of labour safety, protection of the subsoil and the environment;

         - development of engineering solutions with accounting of the advanced foreign experience implementation of which would provide for efficient exploitation of the deposit and safe performance of works in the wells over 5000 m deep (under abnormally high seam pressures including).

1.2      The subject-matter of this Agreement shall be:

         - exercising the joint investment activity with creation of the required production capacities for operation of Rudivsk-Chervonozavodsk gas and gas condensate deposit, implementation of the advanced engineering and technologies in the field of productive and geophysical exploration of the wells and seams, overhaul of the wells and improvement thereof;

         - exercising the joint production and business activity related to production of gas and gas condensate in the process of the development and exploitation of Rudivsk- Chervonozavodsk gas and gas condensate deposit with application of production capacities and capital funds created in the process of the investment activity;

         - division of the incomes from the Joint Activity in the form of the balance profit or produce.

1.3 The Partners shall combine their pecuniary, material, labour resources, production, technical and economic potentials for the purpose of realization of the targets of the Joint Activity.

1.4      The  Partners  shall  keep  their  legal  independence.   The  property
         independence of the Partners shall be restricted in part of disposal of the property on records of the Individual Balance Sheet.

1.5 The Partners shall bear liability under the obligations kept on the records of the Individual Balance Sheet in proportion to their shares in investment of the Joint Activity. In case of bankruptcy of one of the Partners, the liability under the obligations kept on the records of the Individual Balance Sheet shall be re-distributed between other Partners in proportion to their shares in investment of the Joint Activity.

1.6 In case the obligations are not kept on the records of the Individual Balance Sheet but rather assumed by one of the partners on the basis of the powers of attorney of all other Partners, the liability under such obligations shall be borne by all Partners in proportion and under the procedure set forth in Section 1.5. The provisions of this Section shall in no way expand to the obligations related to the acquiring by the Foreign Partner of the equipment or other property subject to supplies to Ukraine as the foreign investment (a contribution into the Joint Activity).

1.7 The risk of accidental loss or damage of the property kept on the records of the Individual Balance Sheet and being the general share property, shall be borne by the Partners according to their shares.

1.8 The risk of accidental loss of the property used by the Partners in the operations related to performance of this Agreement but not transferred onto the Individual Balance Sheet, shall be borne by the respective Partner.

1.9 This Agreement cannot interfere with performance by the Partners of their obligations related to third persons.

1.10 In the process of their Joint Activity the Partners shall be governed by the legislation of Ukraine and this Agreement.

1.11 Amendments to this Agreement including amendments caused by joining it by new Partners, shall be introduced upon the mutual consent.

1.12 Termination of any section hereof in connection with such section becoming contradictory to changes in the legislation of Ukraine, shall not involve termination of the Agreement as a whole. In case of such contradictions available the Partners shall introduce amendments and addenda to the text of the Agreement.

1.13     This Agreement shall be entered into for twenty (20) years.

                                   ARTICLE II
       Terms and Conditions for Investment of Development and Exploitation
                       of Rudivsk-Chervonozavodsk Deposit

2.1      The Partners  intend to invest the Joint  Activity on  exploitation  of
         Rudivsk-   Chervonozavodsk  gas  and  gas  condensate  deposit  at  the following ratio:

         - "Poltavanaftogas" enterprise                                - 50%

         - "Carpatsky Petroleum Corporation" company                   - 50%

2.2 "Carpatsky Petroleum Corporation" company shall in 1996 transfer onto the Individual Balance Sheet the Investments in the form of pecuniary assets and property to be its Initial Contribution into the Joint Activity to the total amount of 4 800 thousand US dollars including:

         - pecuniary assets in terms of free convertible foreign currency - 2 500 thousand US dollars;

         - property (equipment, tools, transport facilities and materials) to the amount of 2 300 thousand US dollars.

2.3 The list of the property contributed in 1996 as the Investment of "Carpatsky Petroleum Corporation" company is given in Appendix 1 hereto. Under an additional agreement of the Partners Appendix 1 can be re-approved without changing the total amount of the Initial Contribution and revision of other provisions hereof.

2.4 In 1996 "Poltavanaftogas" enterprise shall provide for transfer from the balance sheet of the principal activity onto the Individual Balance Sheet of the property including the objects of uncompleted construction assessed under the prescribed procedure by specialized entities having relevant licenses.

2.5 Commencing with 1997 investment of the Joint Activity shall be carried out in compliance with the Joint Activity Programs and the Agreed
         Budget. The Partners shall agree that the approved Joint Activity Program and the Agreed Budget of any year are the Appendices hereto.

2.6 Subsequently investment of the Joint Activity shall be carried out by the Partners in compliance with the Joint Activity Programs with observance of the relations set forth in Section 2.1. At the same time, if any of the Partners declares that it is not able to provide for 50% of the investment required for performance of the optimal Joint Activity Program and the other Partner can cover the deficit of the financial assets, the Managing Committee can make a decision on altering for a specific time period the proportional shares of the Partners in the investment through amending the Agreed Budget.



                                   ARTICLE III
         Licenses for Exploration and Operation of Hydrocarbon Deposits

3.1 The license for exploration of Rudivsk-Chervonozavodsk deposit for a time period of 2 years was obtained by "Chernihivnaftogasgeologiya" state-run geological enterprise (SGE) on July 31, 1995.

3.2 The license for pilot production operation of Rudivsk-Chervonozavodsk deposit for a time period of 2 years was obtained by "Poltavanaftogas" enterprise on July 31, 1995.

3.3      The  following   documents   shall  be  considered  as  mutual  between
         "Poltavanaftogas" enterprise and "Chernihivnaftogasgeologiya" SGE:

         - "Agreement (protocol) on conducting the joint works of pilot production operation of Rudivsk-Chernovozavodsk, Mekhedivsk, Svystunkiv, Svyrydivsk, Chervonolutsk gas and gas condensate deposits by "Chernihivnaftogasgeologiya" state-run geological enterprise and "Poltavanaftogas" enterprise" signed on May 16, 1995, by the Director General of "Poltavanaftogas" enterprise V.P. Kozak, by the Director

         General of "Chernihivnaftogasgeologiya" state-run geological enterprise S.M. Guinda, approved by the Chairman of the Board of "Ukrnafta" JSC B.V. Zaritsky and the Deputy Chairman of the State Committee of Ukraine for Geology B.O. Byalyuk;

         - "Agreement on conducting joint works of pilot production operation of the wells of Rudivsk-Chernovozavodsk deposit by "Chernihivnaftogasgeologiya" state-run geological enterprise and "Poltavanaftogas" enterprise" signed on May 16, 1995, by the Director General of "Poltavanaftogas" enterprise V.P. Kozak, by the Director General of "Chernihivnaftogasgeologiya" state-run geological enterprise S.M. Guinda, and approved by the Chairman of the Board of "Ukrnafta" JSC B.V. Zaritsky and the Deputy Chairman of the State Committee of Ukraine for Geology B.O. Byalyuk.

         "Carpatsky Petroleum Corporation" company shall bind itself with promoting performance of agreements available between "Poltavanaftogas" enterprise and "Chernihivnaftogasgeologiya" SGE.

3.4 Prior to expiration of the validity term of the License for pilot production operation "Poltavanaftogas" enterprise shall apply for a License for production operation of Rudivsk-Chervonozavodsk deposit under the procedure established in "Ukrnafts" JSC. The application for obtaining the license shall have to set forth that "Poltavanaftogas" enterprise acts for the best interests of the Partners hereto. For the purpose of formulation of the contractual terms and conditions for use of the subsoil of Rudivsk- Chervonozavodsk deposit "Poltavanaftogas" enterprise with participation of specialists of the Company shall develop the draft License Agreement and shall organize its signing by the relevant governmental authorities. The Partners hereto shall not compete with "Poltavanaftogas" enterprise on issues of obtaining the above License, and shall not facilitate directly or indirectly other contenders in obtaining it.


                                   ARTICLE IV
              Organization of Works on Exploration and Operation of
                         Rudivsk-Chervonozavodsk Deposit

4.1 "Poltavanaftogas" enterprise shall be recognized as the Operator as it is traditionally understood in the international oil and gas business and shall carry out the whole organizational and practical activity related to operation of Rudivsk-Chernovozavodsk deposit. Specific operations related to development of the deposit, drilling and overhaul of the wells under decisions of the Managing Committee can be performed/organized by the Company on its own or with involvement of foreign contractors.

4.2 In compliance with the provision of Article 2 hereof the Enterprise has determined that "Chernihivnaftogasgeologiya" SGE and the drilling entities of "Ukrnafta" JSC shall act as contractors for drilling production wells.

         The Company shall implement measures for technical re-equipment of the drilling teams with foreign machinery, materials and technology, geophysical support of the drilling that would provide for reducing duration of wells drilling and would facilitate preservation of the filtering properties of seams to be opened. The specific measures for technical re- equipment of drilling teams shall have to be stipulated by the Joint Activity Programs.

         In November, 1996, the Company will receive a working group of Ukrainian specialists in Houston, USA, and will give them chance to study the experience of operation of the drilling entities of USA. The specialists of the Company and the Ukrainian specialists shall jointly prepare proposals on stage-by-stage technical re-equipment of the Ukrainian drilling entities involved in Rudivsk-Chernovozavodsk deposit.

4.3 The Enterprise and the Company shall implement measures for accelerated putting into pilot production operation of prospecting boreholes those which are in laying-up condition or being drilled, for qualitative and complete exploration of the wells and seams, for timely submission of the obtained data to services of "Chernihivnaftogasgeologiya" state-run geological enterprise (SGE), and, by participating in the summarizing evaluation of geophysical, geological and production data, shall facilitate the services of "Chernihivnaftogasgeologiya" SGE in completing calculations of hydrocarbon reserves in the deposit and approval thereof by the State Commission for Reserves by June of 1997.

4.4 The Company shall provide for supplies into Ukraine of the progressive equipment and tools for operation of the wells, their overhaul and exploration, shall organize performance of highly technological operations by foreign contractors in compliance with the subject-matter of the Agreement and the Joint Activity Program.

                                    ARTICLE V
                     Rights of the Partners to the Agreement

5.1 The Partners shall have the following rights:
5.1.1 To participate in solution of the issues related to co-ordination of the Joint Activity and in managing the Joint Venture under this Agreement;

5.1.2 To obtain free of charge all the information related to the Joint Activity, to have access to the accounting documents, reporting, to the initial financial and all geological production, technological and technical documents;

5.1.3 To receive a portion of the incomes from the Joint Activity or a portion of the produce extracted under this Agreement.

                                   ARTICLE VI
                  Obligations of the Partners to the Agreement

6.1 The Partners to the Agreement shall have:

6.1.1 To comply with this Agreement and perform decisions of the Managing Committee;

6.1.2 To perform their obligations hereunder including those related to the property participation in the Joint Activity in the amount, under the procedure and by the assets stipulated hereby and approved by the Joint Activity Programs;

6.1.3 Not to disclose commercial secrets and confidential information on the Joint Activity;

6.1.4 To bear other obligations when stipulated by amendments hereto and by the Joint Activity Programs approved by the Managing Committee.

6.2      In addition to the general obligations the Enterprise shall undertake:

6.2.1 To perform the functions of the Operator on operation of Rudivsk-Chernovozavodsk deposit including keeping the accounting of the property of the Partners to be transferred for the Joint Activity, and the operations under the Joint Activity on the Individual Balance Sheet;

6.2.2 To use the license for operation of Rudovsko-Chernovozavodsk deposit for the best interest of the Joint Activity;

6.2.3 To use for the best interest of the Joint Activity the existing improvement objects and those under construction in the deposit, and the wells launched but not yet put into operation prior to the Effective Date;

6.2.4 To serve the objects of the Joint Activity (the Joint Venture) by the Enterprise personnel, to exercise day-today management of the Joint Venture, to perform specific technological operations on the conditions of cooperation;

6.2.5 To use efficiently for the best interest of the Joint Activity the equipment transferred thereto for use under the terms and conditions of individual agreements and designated for application when rendering services to the Joint Venture. To provide the Partners with the conditions for control over application of the equipment given thereby for use;

6.2.6 To act as a customer for construction of wells and improvement objects.

6.3 In addition to the general obligations "Carpatsky Petroleum Corporation" company shall undertake:

6.3.1 To supply the Enterprise with scientific and technical information on the advanced achievements in the field of exploration, development of hydrocarbon deposits, production of oil, gas and gas condensate, to organize the training of specialists abroad.

6.3.2 To ensure participation of foreign specialists in development of the Working programs and the agreed Budgets of the Joint Activity.

                                   ARTICLE VII
                     Joint Activity Program and its Funding

7.1 The volumes of works related to drilling, repair and improvement of the wells with distribution among the customers and implicit contractors shall be annually approved in the form of the Joint Activity Program. The Joint Activity Program shall have to contain volumes of supplies of material and technical resources to be made by the Company with indicating the form of transfer thereof to the Enterprise or Ukrainian contractors, and the volumes of specific types of services rendered by foreign firms.

7.2 The Joint Activity Program shall be prepared by the respective services of the Enterprise with participation of the Engineer Centre.

7.3 The Joint Activity Program shall be approved by the Managing Committee not later than thirty days prior to the beginning of a Fiscal Year and contain scientifically substantiated volumes and types of works related to efficient exploitation of the deposit under the projects.

7.4 Repeated approval of the Joint Activity Program shall be performed when necessary with occurrence of new circumstances related to conditions of operation of the deposit, and when the incomes from sale of hydrocarbons and the assets allocated by the Partners are not sufficient for performance of volumes of the works earlier planned by the Program.

7.5 The Joint Activity programs shall be approved on the basis of the mutual consent of the Partners. In case contradictions arise with the Partners in connection with the principal positions of the Joint Activity Program, they can be separated as the Great Risk Operations as stipulated in Article IX.

7.6 The Partners shall have no right to carry out on Rudovsko-Chernovozavodsk deposit the works that are not stipulated by the Joint Activity Program or are not separated as the Great Risk Operations.

7.7 The demand in financial resources for conducting exploration works stipulated by the Joint Activity Program and the works related to creation of the capital funds, shall be covered at the expense of:

         - pecuniary contributions (investments) of the Partners that are transferred onto the Individual Balance Sheet;

         - pecuniary assets of the Partners that are used thereby for acquiring or creating the property in the form of equipment, transport facilities, structure elements, other material; resources, and structures, buildings, transmitters transferred onto the Individual Balance Sheet.

         The demand in financial resources for performance of operations related to production of gas and gas condensate (for current expenses) during the initial period of activity under this Agreement, shall be covered at the expense of the pecuniary assets transferred by the Partners onto the Individual Balance Sheet and subsequently at the expense of the incomes from sale of the produce of the Joint Activity.

7.8 For the purpose of co-ordination of the efforts of the Partners, the Agreed Budget of the Joint Activity shall be developed. The Agreed
         Budget shall be developed on the basis of the anticipated expenses under the operations performed by "Poltavanaftogas" enterprise, of the market prices on services and produce of contractors and suppliers (hereinafter - the Settlement Prices), of the volumes of works and services, of the rates of taxation and compulsory payments.

7.9 The Agreed Budget shall be approved by the Managing Committee for the next fiscal year thirty days prior to commencement thereof and shall be subject to revision and re- approval in case of alteration of the Joint Activity program, and in case the settlement prices are changed due to objective reasons. The Agreed Budget shall be formed with compliance with the provisions of Section 2.1. At the same time, if one of the Partners cannot fund 50% of expenses required for performance of the optimal Joint Activity Program and the other Partner can cover the deficit of the financial assets, the Managing Committee can stipulate other ratio in funding as stipulated by Section 2.6 hereof.

7.10 If within a year it becomes evident that any of the Partners cannot fund the expenses stipulated by the Agreed Budget for the current year, it shall notify other Partners thereabout. The latter shall have to notify within 30 days as to their intent and possible time period for funding the expenses that are not covered by the Partner that has notified thereabout. Within the subsequent 15 days the Partners shall arrive to the consent on such issue or shall begin a special sitting of the Managing Committee that will decide the issue of updating the Joint Activity Program and the Agreed Budget.

7.11 A Partner shall have no right, with no consent of the other Partner, to fund performance of the Joint Activity Program at the rate that exceeds the amounts stipulated by the Agreed Budget.

7.12 The Company shall place pecuniary assets for the purposes of the Joint Activity from its accounts with foreign banks and from accounts of its representative office in Ukraine to the Individual Settlement Account to be opened by "Poltavanaftogasgeologiya" enterprise for implementation of the goals of this Agreement.

7.13 "Poltavanaftogas" enterprise shall in operative way (not less than once a decade) inform the Company as to the flow of the assets obtained therefrom (through submission of registers of the credit payment orders received from the serving bank).

7.14 Performance of the Joint Activity program and of the Agreed Budget shall be controlled by the Managing Committee that considers the results of operation for the first half of the year and the fiscal year.

                                  ARTICLE VIII
    Project of Pilot Production Operation of Rudovsko-Chernovozavodsk Deposit

8.1 The Partners have agreed that the project of pilot production operation developed by "UkrNGI" JSC in 1996 and approved through the established procedure, shall be the basis for development of the Joint Activity programs.

8.2 The Partners shall organize systematic control over realization of the project of pilot production operation of the deposit and, when necessary, shall carry out the works on adjusting the above project and its re-approval.

                                   ARTICLE IX
                              Great Risk Operations

9.1 The Great Risk Operations herein shall be understood as implementation of the projects that are not included into the Joint Activity Programs due to disconsent of one of the Partners.

9.2      The following can be considered as the Great Risk Operation:

         - performance of the additional seismic survey on the lots where similar works have been carried out;

         - performance of three dimensional seismic explorations;

         - drilling additional prospecting boreholes and individual outstripping production wells in excess of the volumes stipulated by the projects of pilot production operation that has been in effect as on the moment of signing this Agreement.

9.3 The Great Risk Operations can be conducted by "Poltavanaftogas" enterprise at its own expense or can be funded by "Carpatsky Petroleum Corporation" company under the risk conditions. In case of the negative result of such Great Risk Operations, the expenses for performance thereof shall not be accounted of when determining the Actual Shares of the Partners. In case of the positive result the expenses for performance of the above operations shall be accounted of when determining the Actual Shares of the Partners with factor 2.0.
9.4 In case the Partners disagree as to assessment of the results of the Great Risk Operations mentioned in Section 9.3, the dispute shall be presented for consideration of a special expert group. The special expert group shall be formed of three (3) persons. The expert group shall have to be composed of:

         - one specialist of a Ukrainian research institute or VNZu;

         - one specialist of ANI or other internationally recognized scientific institution of oil type of one of European countries;

         - one specialist of a leading Russian oil research institute or VNZu.

         Two first experts shall be appointed by respective parties, and the third expert shall be appointed by the two first ones.

         The award of the expert group shall be final.

                                    ARTICLE X
                        Basic and Additional Hydrocarbons

10.1 Gas and gas condensate produced on the deposit shall be divided into Basic and Additional Hydrocarbons.

10.2 Basic Hydrocarbons shall be the volumes of gas and gas condensate produced from the wells (Chervonozavodsk ones Nos. 2, 3, 4, 5, 6, 7, 8, 9 and Rudivsk ones Nos. 2, 4, 10, 101, 105, 371) that are put into operation by the Enterprise independently prior to the Effective Date and/or are not transferred onto the Individual Balance Sheet. Basic Hydrocrbons shall be the property of the Enterprise and shall not be the product of the Joint Activity under this Agreement.

10.3 Additional Hydrocarbons shall be the volumes of gas and gas condensate produced with application of the production capacities of the Joint

         Venture. Additional Hydrocarbons shall be the difference between the total volumes of produced gas and gas condensate and the volumes referred to Basic Hydrocarbons.

         The Balance Profit from realization of Additional Hydrocarbons or they themselves, in case an additional agreement is signed, shall be distributed between the Partners to this Agreement.

                                   ARTICLE XI
       Accounting of the Property, of Operations under the Joint Activity, of Expenses for Performance Thereof and of Production Results

11.1 The accounting of the pecuniary assets and the property integrated by the Partners for performance of the Joint Activity, and of the property created in the process of such activity, shall be kept by "Poltavanaftogas" enterprise on the Individual Balance Sheet.

11.2 The expenses for performance of prospecting operations, for drilling the production wells, for capital construction including the acquiring of equipment in Ukraine, for performance of research works and other expenses that are not referred to self-cost of the produce of the Joint Activity, shall be paid from the Individual Settlement Account to be opened by "Poltavanaftogas" enterprise to ensure the Joint Activity and to be reflected in the Individual Balance Sheet.

         In addition to the above, when necessary and under the Joint Activity Programs, the Partners shall, at the expense of their own (unintegrated) assets, incur expenses of capital character with subsequently referring them to the value of the capital funds to be transferred onto the Individual Balance Sheet of the Joint Activity.

11.3 Under the terms and conditions of a separate Operating Agreement, "Poltavanaftogas" enterprise shall develop Rudivsk-Chervonozavodsk gas condensate deposit and shall bear current expenses for rendering services to the Joint Venture related to extraction of the produce of the Joint Activity. The services on extraction of the produce of the Joint Activity shall be paid from the Individual Settlement Account to the settlement account of "Poltavanaftogas" enterprise.

11.4 As stipulated by the Working Program the Company shall perform individual operations related to exploitation of the deposit under the terms and conditions similar to those listed in Section 11.3.

11.5 Self-cost of the produce of the Joint Activity shall be formed from the current expenses for payment for the services of "Poltavanaftogas" enterprise and the Company mentioned in Sections 11.3 and 11.4, and of other enterprises, from depreciation (amortization) of the fixed assets on the records of the Individual Balance Sheet, from compulsory deductions and payments referred to the self-cost of the produce, from expenses for acquiring materials and energy resources, and other expenses referred to the self-cost of the produce in compliance with the legislation of Ukraine in force.

11.6 After the expenses for extraction of the produce are entered onto the Individual Balance Sheet the self-cost thereof and the financial results of the Joint Activity are formed. The balance profit from the Joint Activity shall be divided between the Partners.

11.7 The Partners shall fix the settlement prices on the services rendered to the Joint Venture on the level of actual expenses for rendering them. For the purpose of reliable determining of actual expenses for rendering services the Partners shall organize the accountancy of expenses for services to the Joint Venture with application of the system of sub-accounts. General production expenses of the Enterprise and the Company shall be referred to services to the Joint Venture at the criterion to be established by a separate addendum to this Agreement.

11.8 The Partners of the Joint Activity shall have the right of control over and audit of all accounting documents related to the Joint Activity through auditing by independent audit entities. The planned audits shall be carried out not less than once a year and shall be paid for by the Partners in proportion to their shares. Special audits shall be paid for by the initiators thereof.

11.9 The compulsory audit stipulated by the legislation of Ukraine shall be carried out within the prescribed time periods and shall be paid for from the Individual Settlement Account.

11.10 The accounting shall be kept in terms of the national monetary unit of Ukraine.

                                   ARTICLE XII
                        Taxes and Payments to the Budget

12.1 Taxes and compulsory payments to the budget and non-budgetary funds referred to the self-cost of the produce, and the value-added tax and the rent shall be paid at the expense of the proceeds from realization of the joint produce and shall be accounted of by the Individual Balance Sheet. The tax on profit shall be paid by the Partners after having earned a portion of the balance profit due thereto.

12.2 In case of distribution of the produce between the Partners they shall pay independently the value-added tax, the rent, deductions for exploration operations and payment for use of the subsoil, taxes on property and land, and the tax on profit.

                                  ARTICLE XIII
                       Property Relations of the Partners

13.1 The property and the pecuniary assets transferred by the Partners onto the Individual Balance Sheet and those created, obtained or acquired in the process of the Joint Activity shall make up their joint property. The Partners shall have no right to dispose of their share in the joint property without consent of the other Partners to this Agreement.

13.2 The Balance Profit from realization of Additional Hydrocarbons produced on Rudivsk- Chervonozavodsk deposit shall be distributed between the Partners on the quarterly basis under the terms and conditions hereof.

13.3 The criterion of the profit distribution between the Partners shall be their Actual Share in investing the Joint Activity. The Actual Share of any of the Partners shall be determined by calculation as a ratio of the Accrued Capital Expenses of such Partner for the whole period of the Joint Activity hereunder to the total amount of the Accrued Capital Expenses for the time period of the Joint Activity.

13.4 The Accrued Capital Expenses of the Enterprise shall be calculated at the end of each quarter and shall include:

         - the expenses for construction of the wells and improvement objects (except the wells producing basic Hydrocarbons) incurred prior to the Effective Date and not related to production of the Basic Hydrocarbons;

         - pecuniary assets of the Enterprise entered to the Individual Balance Sheet for funding the works related to drilling and repair of the wells, to industrial construction which works are stipulated by the Joint Activity Programs;

         - the value of the material resources acquired for the assets of the Enterprise that are transferred to the Individual Balance Sheet;

         - the expenses of the Enterprise incurred for its own account on its own or by involving contractors for performance in compliance with the Joint Activity Program of the works related to contractual drilling, industrial construction and overhaul at the actual contractual prices with accounting of the value of material resources given to contractors.

13.5 The accrued Capital Expenses of the Company shall be calculated on the quarterly basis and shall include:

         - pecuniary assets of the Company entered to the Individual Balance Sheet for funding the works related to drilling and repair of the wells, to industrial construction which works are stipulated by the Joint Activity Programs;

         - the value of the material resources given directly to contractors or the Enterprise for ensuring performance of the Joint Activity Programs;

         - the value of the services related to drilling, construction and overhaul rendered by the Company to the Joint Venture by way of production cooperation, and to other enterprises at the expense of the Company in compliance with the approved Joint Activity Programs.

13.6 The Actual Share of either Partner shall be determined on the basis of the data on the Accrued Capital Expenses every quarter.

13.7 The Accrued Capital Expenses and the Actual Shares of the Partners shall be subject to approval by the Managing Committee.

13.8 The Partners hereto have agreed that the Balance Profit from realization of Additional Hydrocarbons shall be distributed between them depending on the Actual Shares of Participation on the basis of the base ratio of profit division to be agreed upon by the parties. When the Parties comply with the Shares of Participation stipulated by
         Section 2.1 hereof and making up 50:50, the Share of the Enterprise in the Profit shall be 60% and respectively the Share of the Company shall be 40%.

         In case of deviation from the above correlation of the Shares of Participation, the actual Share in the Profit shall be determined for the Company as the product of the Actual participation of the Company by factor 0.8 (the ration of the agreed upon proportion of division of the profit in case of equal participation in investing, that is 40 divided by 50). The Actual Share of the Profit for the Enterprise shall be determined as 100% minus the Actual Share of the Company Profit.

13.9 In case of division of the produce between the Partners applicable shall be the above proportions and the mechanism of division.

                                   ARTICLE XIV
                    Realization of the Joint Activity Produce

14.1 The Joint Activity produce shall be realized by the Enterprise under the popwers of attorney of other Partners to the Agreement , providing that in case of division of the produce it can be realized by either Partner on its own.

                                   ARTICLE XV
                   Procedure for Conducting the Joint Activity

15.1 Management of the joint business related to performance of the Agreement terms and conditions, to organization and management of the works, representation to third persons shall be assigned to the

         Enterprise which is vested with the respective authority on behalf of the Partners. The operative management of the activity shall be exercised by the charter managing bodies of the Enterprise.

15.2 The rights and obligations of the Enterprise assigned to manage the joint business shall be determined in the power of attorney for managing joint business to be filed in compliance with Article 66 of the Civil Code of Ukraine and signed by the other partners hereto.

15.3 The Enterprise assigned to manage the joint business shall enter into agreements related to ensuring the joint activity, shall obtain civilian rights on its own behalf and shall bear liabilities under agreements. The agreements entered into by the Enterprise shall formulate the rights and obligations for other Partners in compliance with the powers of attorney available.

15.4 The procedure for realization of the produce and for settlements shall be determined by this Agreement and specific agreements with buyers of the produce.

15.5 The control over the financial and business activity of the Partners shall be exercised by the auditing bodies of the Partners determined by their Charters. In so doing the Partners shall have the right to familiarize themselves with any documentation within the sphere of their Joint Activity. When necessary as the Partners may agree upon, independent audits shall be carried out.

15.6 The issues related to exercising the Joint Activity and requiring mutually agreed upon decisions shall be resolved, when necessary, through convening sittings of the Managing Committee under the plan of operation of the Committee, upon the initiave of the Chairman or upon a request of any Partner. Decisions can also be made through exchange of letters, cables, fax messages and so called written notices.

         In case the made decisions of the Managing Committee require to amend the provisions hereof, such amendments shall be filed by additional agreements.



                                   ARTICLE XVI
     Coordination of the Joint Activity and Management of the Joint Venture

16.1 Co-ordination of the Joint Activity and management of the Joint Venture shall be exercised on the basis of decisions of the Managing Committee. Initially the Managing Committee shall consist of 3 representatives from either Partner. The Chairman of the Managing Committee shall be the Director General of "Poltavanaftogas" enterprise. Upon expiration of the year of the Joint Activity hereunder the composition of the

         Managing Committee shall be revised in such a way in order to account of the Actual Share of the Partners in the Joint Activity. Further on the composition of the Managing Committee shall be revised with accounting of the Actual Shares every two years. Upon a decision of the Board of "Ukrnafta" JSC the Managing Committee may include its (Board) representatives.

16.2     Decisions of the Managing Committee shall be made by individual vote.

         In case the Partners fail to make a decision on operating issues of the Joint Activity, such as selection of a contractor, approval of the contract for performance of works or purchase of equipment, the issue shall be submitted for consideration by an expert group to be formed and to operate under the procedure set forth in Section 9.4.

16.3 The operative management of the Joint Venture shall be exercised by the personnel of the Enterprise.

16.4 The Enterprise shall prepare the documents required for the Managing Committee for making decisions on coordination of the Joint Activity.

                                  ARTICLE XVII
                    Concession of Rights and Legal Succession

17.1 The Partners cannot concede their rights and obligations hereunder.

17.2 Joining the Agreement by new Partners irrespective of the terms and conditions of such joining shall not constitute concession of the rights.

17.3 In case of termination of any Partner's activity due to liquidation or re-formation, the rights and obligation thereof under this Agreement shall pass to the official successor under the condition of legal confirmation of the rights of the latter.

                                  ARTICLE XVIII
                              Joining the Agreement

18.1 This Agreement can be joined by any legal entity or a natural person under the condition of consent of all Partners.

18.2 Joining the Agreement by new Partners shall involve an additional agreement to be signed by all Partners.

                                   ARTICLE XIX
                         Confidentiality of Information

19.1 Any information transferred by one Partner to the other Partner within the effective time period hereof and containing the information on the works performed, produce, prices, negotiations and proposals including the terms and conditions hereof disclosure of which may inflict losses to any of the Partners, shall be confidential and shall not be subject to disclosure to third persons except the cases stipulated by the legislation in force.

19.2 Any other information proposed by any of the Partners or proposals or ideas, shall not have to be considered as secret or confidential information except the cases when it is specially stipulated in an additional agreement signed by representatives of the Partners.

                                   ARTICLE XX
           Mutual Liability of the Partners and Settlement of Disputes

20.1 Either Partner shall be materially liable for default or undue performance of the terms and conditions hereof and appendices hereto, and in case of violation thereof shall have to indemnify to other Partners direct losses occurred due to its fault.

20.2 The Partners to the Agreement shall be exempted from liability if the due performance thereby of their obligations have been interfered with circumstances of insuperable force (Force Majeure). Force Majeure shall mean any action or circumstance that does not depend on the Partner and is beyond the reasonable control of the Partner which has declared Force Majeure that restricts or interferes with activities of the Partner hereunder or ability to bear liability hereunder. Force Majeure shall include fires, explosions, epidemics, inevitable circumstances, military operations (declared and undeclared) or conditions occurring in connection therewith, strikes or other workers disturbances, land disputes and disputes related to use of the subsoil, absence or impossibility to obtain, or restrictions in use of required technology, information, equipment, personnel, and also floods, storms, earthquakes and other natural disasters; blockades, embargoes, riots, insurrections and other civil disturbances as well as changes in the legislation in force, substantial reduction of the state prices on gas. The affected Partner shall have to notify immediately the other Partner as to commencement of such circumstances, expected duration and termination thereof.

20.3 The Partners have agreed to apply all efforts to resolve disputes between them through negotiations.

20.4 In case the Partners fail to resolve the disputes through negotiations within sixty (60) days as from the moment of the notice of one of the Partners to the other partner as to the disputes available, their consideration shall be submitted to the International Commercial Arbitration Court with the Chamber of Commerce and Industry of Ukraine that will make the final award.

20.5 The Arbitrage shall consist of 3 arbiters to be appointed in the following way: the plaintiff and the defendant shall appoint one arbiter each which arbiters shall jointly appoint the third arbiter. In case the defendant fails to appoint the arbiter within 30 days as from the date of the notice on commencement of the arbitration proceedings, such arbiter upon the defendant's request shall be appointed by the Chairman of the International Commercial Arbitration Court. In case two arbiters fail to appoint the third arbiter within 60 days after appointment of the second arbiter, the third arbiter shall be appointed by the Chairman of the International Commercial Arbitration Court from among three arbiters proposed by the plaintiff.

                                   ARTICLE XXI
          Termination of Activity under the Agreement or its Severance

21.1 This Agreement shall become nill and void in case of expiration of the time period of its validity and in case of its premature severance.

21.2 The Partners can severe this Agreement on the basis of the mutual consent or unilaterally.

21.3 In case one of the Partners intends to severe this Agreement, it shall have to notify thereabout the other Partner not later than three (3) months.

         Upon expiration of the above time period the Agreement shall be considered as terminated and within the next 3 months the Partners shall perform mutual settlements related to distribution of the profit and division of the joint property.

21.4 Under the unanimous consent of the Partners the Agreement can be terminated in advance before expiration of the fixed 20 year time period if the Partners arrive to the conclusion that the goals of the Agreement cannot be achieved or that it is not advisable to continue it in connection with unprofitability of the Joint Activity.

21.5 In case of severance of the Agreement upon the initiative of the Enterprise, it (the Enterprise) shall, within six (6) months and under the procedure stipulated by the legislation in force, return to the foreign Partner its investments in pecuniary form with accounting of the actual wear and tear (amortization) of the joint property as on the moment of severance of the Agreement.

21.6 Upon expiration of the time period of the Agreement validity and in case of severance hereof under the mutual consent or upon the initiative of the Company, and when it is necessary, one shall consider the issue of liquidation of the wells, pipelines and processing plants under the established procedure. Liquidation shall be funded at the expense of the balance of assets on the Individual Settlement Account and the assets of the Partners that will fund the liquidation works at the ratio formed during the last actual distribution of the profit from the Joint Activity. If liquidation of the above property is not advisable or impossible due to technical, geological or other reasons, it shall pass into disposal of the Liquidation Commission formed by the Partners which is fully authorized to terminate the Joint Activity including realization of the property, redemption of debts, settlements with the Partners. If the Liquidation Commission fails to realize such property as the wells, pipelines and processing plants within six months, they shall be transferred free of charge to the balance sheet of the principal activity of "Poltavanaftogas" enterprise.

21.7 Upon expiration of the time period of validity or after severance of this Agreement, the property given by the Partners for use to one another shall be returned to the owners.

                                  ARTICLE XXII
                                  Miscellaneous

22.1 As mutually agreed upon by the Partners this Agreement can be amended and supplemented including involvement of other Partners into the Joint Activity.

22.2     The Partners represent:

         - that they have all powers required to sign this Agreement;

         - that they will not take actions that can be detrimental to goals and tasks hereof.

         This Agreement has been signed in 6 duplicates in Ukrainian and 2 duplicates in Russian four duplicates for each of the Partners. All duplicates are of equal legal force.

THE AGREEMENT HAS BEEN SIGNED

For "Poltavanaftogas" Enterprise


            V.P. Kozak
         (Director General)
For "Carpatsky Petroleum Corporation"
Company

              L. Texas
         (Company President)
         AGREED

Chairman of the Board
"Ukrnafta" JSC

           P.M. Demchenko

                                  Appendix No.
                          to Agreement No. 410/95 as of
       September 14, 1995, on the joint production and investment activity related to development and exploitation of
        Rudivsk-Chervonozavodsk deposit with amendments and addenda dated
                              October 15, 1996LIST
             of equipment, tools, appliances, materials and chemical
          reagents supplied by "Carpatsky Petroleum Corp." company as a foreign investment in 1996


       Description ............................   Unit of     Qty.    Amount in
                                                            measure   thous. USD
1. Gushing fittings
Py = 750 with the column head for pipes, total ...  set        5          554

Including:
12 3/4" x 9 5/8" x 5 3/4" ........................  set        3
12 3/4" x 9 5/8" x 6 5/8" ........................  set        2

2. Drill pipes, total ............................  m       6090          940
Including
2 7/8" G-105 .....................................  m       6000          400
127 x 9.19 G-105 .................................  m         60          450
Y[BE]T 178 spiral ................................  m         30           90

3. Casing pipes, total ...........................  m       5400          390
Including:
7" P-110 .........................................  m       2500          180
168 x 10.59 P-110 ................................  m       2900          210

3. Pump-compressor pipes
2 7/8" P-110 VAM R-2 .............................  m      15200          192

4. Drill bits, total .............................  piece     23          149
Including:
295 ATX-G3 .......................................  piece      3           20
215.9 ATJ ........................................  piece     10           65
215.9 ATJ22 ......................................  piece      5           32
215.9 ATX-G3 .....................................  piece      5           32

5. Sealing grease for threads ....................  kg        60            3

 Director General
"Poltavanaftogas" enterprise
    V.P. Kozak

    President
"Carpatsky Petroleum Corp." company
    L. Texas

ADDITIONAL AGREEMENT No. 1

to Agreement No. 410/95 as of September 14, 1995,
 with the amendments and addenda dated October 15, 1996, "On the joint investment and production activity related to development and exploitation of Rudivsk-Chervonozavodsk deposit"

Poltava                                                     December 17, 1996

         In compliance with Sections 2.2 and 2.3 the partners to the above agreement have agreed that in January-February, 1997, "Carpatsky Petroleum Corporation" company shall transfer to the balance of the joint activity as the initial contribution the property investment: six drilling bits of the following types


          Brand ..............           Qty.        Price     Amount
                                                      USD        USD
8 1/2" EHP53A ER3465 .........  EA        1         2715.00   2715.00
8 1/2" EHP61A MR1112 BA1061 ..  EA        2         2715.00   5430.00
8 1/2" EHP51H BA1459 .........  EA        1         2715.00   2715.00
8 1/2" EHP61   BA1191 BA1195    EA        2         2102.00   4204.00

         The total cost FOB.RID, Houston      - 15064 US dollars
         Transportation                       - 1441.78
         .......................
         .......................
         .......................
         Shipper - "Reed Tool Company" (USA, Houston) .........................

                  THE ADDITIONAL AGREEMENT HAS BEEN SIGNED BY:

For "Poltavanaftogas" Enterprise


                       V.P. Kozak
        Director General
For "Carpatsky Petroleum Corporation"
Company

                         L.C. Texas
          President
                            Addresses of the parties:

       12, Radyanska St.,
     Poltava, 314000, Ukraine

   17098, Richmond, Avenue, 3000
          room 100
 Houston, the State of Texas, USA

ADDITIONAL AGREEMENT No. 2

to Agreement No. 410/95 as of September 14, 1995,
 with the amendments and addenda dated October 15, 1996, "On the joint investment and production activity related to development and exploitation of Rudivsk-Chervonozavodsk deposit"

Poltava                                                  February 25, 1997

         In  compliance  with  Sections  2.2 and 2.3 the  partners  to the above agreement have agreed that in March-April, 1997, "Carpatsky Petroleum Corporation" company shall transfer to the balance of the joint activity as its contribution to the joint activity the following investment property:

- 15387.38 metres of seamless pump-compressor pipes, external diameter 2 7/8", steel quality P- 110, price $ 12.6 per 1 metre, the total cost CIP-Poltava one hundred and ninety three thousand eight hundred and sixty six US dollars and twenty four cents ($ 193866.24).

Shipper -    "Pipeco Services" (USA, Houston, 8223 Willow Place South, room 190)

                  THE ADDITIONAL AGREEMENT HAS BEEN SIGNED BY:

     For "Poltavanaftogas" Enterprise


                 V.P. Kozak
             Director General
   For "Carpatsky Petroleum Corporation"
                  Company

                 L.C. Texas
                 President
         Addresses of the parties:

            12, Radyanska St.,
         Poltava, 314000, Ukraine
       17098, Richmond, Avenue, 3000
                 room 100
     Houston, the State of Texas, USA

ADDITIONAL AGREEMENT No. 3

to Agreement No. 410/95 as of September 14, 1995,
 with the amendments and addenda dated October 15, 1996, "On the joint investment and production activity related to development and exploitation of Rudivsk-Chervonozavodsk deposit"

Poltava                                                      February 25, 1997

         In compliance with Sections 2.2 and 2.3 the partners to the above agreement have agreed that in April-May, 1997, "Carpatsky Petroleum Corporation" company shall transfer to the balance of the joint activity as its contribution to the joint activity the property investment in the form of the following drilling bits:


Nos.Size ...............   Type                Qty.        Price      Amount
                                                            USD        USD
                                                          SIF Kiev   SIF Kiev
1   6-1/2" .............   ATJ-S33              2          4725.00    9450.00
2   6-1/2" .............   ATJ-33C              2          4725.00    9450.00
3   6-1/2" .............   ATJ-55R              2          4725.00    9450.00
4                          Tools for extensions 1 set       105.00     105.00
5   Extensions .........   "FF" (20/32)         6 sets      Free of    Free of
                                                            charge     charge

         Total cost SIF Kiev                - 28455.00 US dollars

Shipper                          - "Hughes Christensen Company", Houston, USA

                  THE ADDITIONAL AGREEMENT HAS BEEN SIGNED BY:

          For "Poltavanaftogas" Enterprise


                      V.P. Kozak
                  Director General
        For "Carpatsky Petroleum Corporation"
                       Company

                      L.C. Texas
                      President
              Addresses of the parties:

                 12, Radyanska St.,
              Poltava, 314000, Ukraine
            17098, Richmond, Avenue, 3000
                      room 100
          Houston, the State of Texas, USA
of "Ukrnafta" OJSC" made by ""Dokhod" Production Scientific Implementation Company" having a general agreement with the State Property Fund of Ukraine, and governed by Order of the Ministry of finance of Ukraine "Amendments and addenda to the instruction on the procedure for filling out the forms of an annual accounting report of an enterprise" No. 30 dated February 10, 1997, have made this report that the investment cost of the objects of uncompleted construction transferred by "Poltavanaftogas" enterprise to the individual balance sheet of the joint activity is estimated in the amount of nine million thirty two thousand six hundred and ninety nine (9 032 699) hryvnyas that at the rate of NBU as on February 1, 1997, (1 US dollar = 1.8755 hryvnyas) equals to four million eight hundred and sixteen thousand one hundred and fifty five (4 816
155) US dollars. In addition to that, during distribution of the results of the joint activity one accounts of the value-added tax in the amount of 1 289 069 hryvnyas or 686 004 US dollars actually paid by "Poltavanaftogas" enterprise to the contractors. The investment cost of separate objects amounts to:

     Description of the object              Hole Bottom,             Cost of paid        VAT paid          Cost of the
                                                  m                  expenses for         to the           objects of
                                                                     uncompleted        contractors        uncompleted
                                                                     construction          as on          construction
                                                                      under the         1.02.1997,        according to
                                                                      balance of         hryvnyas        the results of
                                                                   Poltavanaftogas                         the expert
                                                                       hryvnyas                          appraisal as on
                                                                                                           1.02.1997,
                                                                                                            hryvnyas
                                       Project       Actually
                                                      as on
                                                    1.02.1997
Rudovsk well No. 102                     5920          5101            3136585            612918             4264542
Rudovsk well No. 104                     5920          3687            1591783            302741             1829032
Rudovsk well No. 106                     5200          2629            1145421            221319             1372406
Rudovsk well No. 111                     5200          2496             728346            134042             977610
Chervonozavodsk well No.100              5500                           237785             1683              237785
Rudovsk well No. 109                     5200                           124339             16366             351324

Total                                                                  6964259        ................       9032699

                       Director General
                of "Poltavanaftogas" Enterprise


                           V.P. Kozak

                           President
             of "Carpatsky Petroleum Corporation"
                            Company

                           L.C. Texas

ADDITIONAL AGREEMENT No. 5

to Agreement No. 410/95 as of September 14, 1995, with the amendments and addenda dated October 15, 1996, on the joint investment and production activity related to development and exploitation of Rudovsk-Chervonozavodsk deposit

Poltava                                                         March 31, 1997

                                    STATEMENT
           of transfer of the objects of uncompleted construction onto the individual balance sheet of the joint activity

         The Partners to Agreement No. 410/95 as of September 14, 1995, with the amendments and addenda dated October 15, 1996, on the joint investment and production activity related to development and exploitation of Rudovsk-Chervonozavodsk deposit, have familiarized themselves with the documentation for construction of the production wells of Rudovsk-Chervonozavodsk deposit, with the certificates for allocation of lands and the permits for use thereof, with the progress of works related to construction of the wells on the objects, and being governed by understandings of additional agreement No. 4 as of February 28, 1997, by the decision of "Ukrneft" JSC as of February 27, 1997, have drawn up this statement that in compliance with the terms and conditions of agreement No. 410/95 dated September 14, 1995, on the joint investment and production activity the following objects of uncompleted construction have been transferred from the balance sheet of the principal activity of "Poltavanaftogas" enterprise and entered to the balance sheet of the joint activity:

         Description of the object                    Hole Bottom,              Cost of objects of       VAT paid to
                                                            m                       uncompleted        the contractors
                                                                                   construction            hryvnyas
                                                                                     hryvnyas
                                                Project       Actually as
                                                              on 1.02.1997
Rudovsk well No. 102                             5920             5101                4264542               612918
Rudovsk well No. 104                             5920             3687                1829032               302741
Rudovsk well No. 106                             5200             2629                1372406               221319
Rudovsk well No. 111                             5200             2496                977610                134042
Chervonozavodsk well No.100                      5500                                 237785                 1683
Rudovsk well No. 109                             5200                                 351324                16366

Total                                                                                 9032699              1289069

         Volumes of the works performed by Borislav department of drilling works for wells Nos. 102-P, 104-P, 109-P and by Pyryatin deep drilling expedition of "Chernigovneftegasgeologiya" SGE for wells Nos. 111-P and 100-Ch as from February 1, 1997, are subject to payment from the balance sheet of the joint activity.

                Director General
         of "Poltavanaftogas" Enterprise


                    V.P. Kozak

                    President
      of "Carpatsky Petroleum Corporation"
                     Company

                    L.C. Texas

ADDITIONAL AGREEMENT No. 6

to Agreement No. 410/95 as of September 14, 1995,
 with the amendments and addenda dated October 15, 1996, "On the joint investment and production activity related to development and exploitation of Rudivsk-Chervonozavodsk deposit"

Poltava                                                          March 31, 1997

         In compliance with Sections 2.2 and 2.3 the partners to the above agreement have agreed that in April-May, 1997, "Carpatsky Petroleum Corporation" company shall transfer to the balance of the joint activity as its contribution to the joint activity the property investment in the form of the following drilling bits:


   Nos.         Size           Type       Qty.      Price          Amount
                                                     USD             USD
                                                   SIF Kiev       SIF Kiev
    1          8-1/2"         GT-20        4       6563.00        26252.00


         Total cost SIF Kiev                - 26262.00 US dollars

 Shipper                         - "Hughes Christensen Company", Houston, USA

                  THE ADDITIONAL AGREEMENT HAS BEEN SIGNED BY:

          For "Poltavanaftogas" Enterprise


                      V.P. Kozak
                  Director General
        For "Carpatsky Petroleum Corporation"
                       Company

                      L.C. Texas
                      President
              Addresses of the parties:

                 12, Radyanska St.,
              Poltava, 314000, Ukraine
            17098, Richmond, Avenue, 3000
                      room 100
          Houston, the State of Texas, USA

                                  ATTACHMENT 3
                               TO OPINION LETTER


                                 Addendum No. 5
                to Agreement No. 410/95 dated September 14, 1995,
          (State registration as of April 4, 1997, under No. 1353-001K)

Poltava                                                  December 25, 1997

         The Partners to Agreement No. 410/95 dated September 14, 1995, with amendments and addenda as of October 15, 1996, "On Joint Investment and Production Activity on Development and Exploitation of Rudivsk-Chervonozavodsk Deposit" have agreed as follows:

         The following amendments shall have to be introduced into the text of Agreement No. 410/95 dated September 14, 1995, with amendments and addenda as of October 15, 1996, "On Joint Investment and Production Activity on Development and Exploitation of Rudivsk- Chervonozavodsk Deposit":

1 Section 2.2 of the Agreement shall have to be set forth in the following wording:

2.2 "Carpatsky Petroleum Corporation" company shall transfer in 1997 and the first half of 1998 Investments in the form of pecuniary assets and property onto the Individual Balance Sheet that will constitute the initial contribution into the Joint Activity to the total amount of 5000 thousand US dollars. The lists of the property to be transferred by "Carpatsky Petroleum Corporation" company shall be determined by separate addenda hereto. The Investments in the form of foreign currency shall be introduced by "Carpatsky Petroleum Corporation" company within the time period agreed upon by the Partners within the limits of the total amount of the investments fixed by this Section less investments in terms of property.

2 Section 2.2 of the Agreement shall have to be included as such which became nill and void under Addendum No. 3 as of August 12, 1997, to Agreement No. 410/95 dated September 14, 1995.

Addresses of the Parties:

"Poltavanaftogas" enterprise: 12, Radyanska St., Poltava, 814000, Ukraine

"CARPATSKY PETROLEUM Corp." Company: 17098, Richmond Avenue, 3000, room 100, Houston, Texas, USA

                                                    SIGNED BY:

For "Poltavanaftogas" OGPD


              V.P. Kozak
           (Director General)

            S.V. Manyuk
           (Chief Engineer)

For Carpatsky Petroleum Corporation"
              company
            L.K. Texas
            (President)

                        REGISTERED

Under No. 1353-013K as of February 3, 1998

Chief of Department

                                  ATTACHMENT 4
                               TO OPINION LETTER


                             Amendments and Addenda
 to Agreement No. 410/95 as of September 14, 1995, on the joint investment and production activity related to development and exploitation of Rudivsk-Chervonozavodsk deposit in the wording as of October 15, 1996, with amendments and addenda dated December 25, 1997
(State registration as of April 4, 1997, under No. 1353-001K with the Department for foreign economic relations of Poltava oblast)

Poltava                                                        August 26, 1998

         "Ukrnafta" OJSC represented by the chairman of the board Kozak Yaroslav Ivanovych and the acting head of "Poltavanaftogas" oil and gas production department (OGPD) Kolisnyk Volodymyr Feodosiyovych acting under the power of attorney of "Ukrnafta" OJSC, on the one hand, and "Carpatsky Petroleum Corporation" company, USA, represented by the president Lesly K. Texas acting in compliance with the Charter, on the other hand, accounting of the fact that "Ukrnafta" OJSC is the successor of "Poltavanaftogas" enterprise under Agreement No. 410/95 and basing themselves on the provisions of the Law of Ukraine "On Introducing Amendments and Addenda to the Law of Ukraine "On Taxation of Enterprise Income" passed by the Verkhovna Rada of Ukraine and put into effect as from July 1, 1997, and accounting of the initial experience of the joint operations under the above agreement, have agreed to introduce the following amendments and addenda into some articles of Agreement No. 410/95:

1. The introductory clause of the Agreement shall have to be set forth in the following wording:

"Ukrnafta" OJSC and "Carpatsky Petroleum Corporation" company, USA, hereinafter referred to as the "Partners" and severally as the "Partner" have made this Agreement as follows:

2. In the text of the Agreement "Poltavanaftogas" Enterprise", "Enterprise" shall have to be read and understood as "Ukrnafta" Open Joint Stock Company, "Ukrnafta" OJSC in Sections 2.1 and 10.2, and in Sections 2.4, 6.2.4, 7.1, 7.2, 7.8, 7.13, 11.3, 15.1, 15.2, 15.3 the above terms shall have to be read and understood as "Poltavanaftogas" oil and gas production department, OGPD.

3. In the chapter "DEFINITIONS OF PRINCIPAL TERMS" the definitions of the below given terms shall have to be set forth in the following new wording:

Partners shall be understood as legal entities that have initially made and entered into this Agreement or successors thereof, and any legal entities and individuals that join the Agreement in the future.

Joint Activity shall be understood as the investment and ptoduction activity based on the cooperation between the Partners to this Agreement on development and exploitation of Rudivsk-Chervonozavodsk deposit and stipulating division of risks and results of such operations governed by the Agreement of legal force, by the norms of the Civil Code of Ukraine as to the joint activity, by the Law of Ukraine "On Investment Activity", by the Law of Ukraine "On Treatment of Foreign Investment" and by other relevant normative legal acts of Ukraine.

Investments shall be understood as the pecuniary assets, property, property rights and intangible assets including intellectual valuables transferred by the Partners onto the Balance Sheet of the Joint Activity and to be used for construction or improvement of the Investment Activity Objects in the process of development of Rudivsk-Chervonozavodsk oil, gas and gas condensate deposit.

Initial Contribution (Initial Contributions) shall be understood as incompleted wells Nos. 102- Rudivsk, 104-Rudivsk, 106-Rudivsk, 109-Rudivsk, 111-Rudivsk and 100-Chervonozavodsk entered by "Ukrnafta" OJSC into the Individual Balance Sheet, and other tangible and intangible assets and money contributed within the time period of 1997-1999 and which will be contributed by the Partners to the Individual Balance Sheet till the date of full completion of construction of the above listed wells. The total amount of the Initial Contributions of all Partners shall have to be equal to the full value of the wells listed above in this paragraph.

Managing Committee shall be understood as the supreme managerial body composed of the authorized representatives of the Partners, which body has the right of making decisions on the principal issues of the Joint Activity as stipulated in
Article XVI hereof.

Individual Balance Sheet, Joint Activity Balance Sheet shall be understood as an individual balance sheet that under the powers of attorney of the Partners to the Agreement has been kept by "Poltavanaftogas" OGPD as from February 1, 1997, and is designated for the accounting of assets and liabilities related to the Joint Activity including pecuniary assets, property, etc., that are pooled by the partners to this Agreement for the purpose of exercising the Joint Activity and that have been created in the process of the above operations, and for the accounting of the business operations under the Joint Activity and of the financial results.

Agreed Budget of Joint Activity shall be understood as a financial plan of activity under the Agreement for any fiscal year or other time period depending on the context. The Agreed Budget of Joint Activity shall account of all funding sources including the own money of the Partners allocated for acquiring material resources to be transferred by the partners onto the Balance Sheet of the Joint Activity.

Licensee shall be understood as "Ukrnafta" OJSC that in the person of "Poltavanaftogas" OGPD owns the license for geological exploration of the subsoil of Rudivsk-Chervonozavodsk oil, gas and gas condensate deposit including its pilot production operation and in the name of which a license will be obtained for its (Rudivsk-Chervonozavodsk oil, gas and gas condensate deposit) production development for the joint interests of the Partners to the Agreement.

Fiscal Year shall be understood as the time period as from February 1, 1997, through to December 31, 1997, and the next full calendar years.

Capital Costs shall be understood as one-time expenses for creation or acquiring of the Capital Funds, and the Costs for Improvement of such Capital Funds that are created in connection with development and exploitation of Rudivsk-Chervonozavodsk deposit under the terms and conditions hereof and that are subject to depreciation under the procedure stipulated by the legislation of Ukraine.

Current Costs (Gross Expenditures) shall be understood as the costs for production of Hydrocarbons that, in compliance with the legislation of Ukraine, are excluded (deducted) from the gross income erned from the Joint Activity when determining the taxable income.

4. The chapter "DEFINITIONS OF PRINCIPAL TERMS" shall have to be supplemented with definitions of the following terms:

 Manager shall be understood as "Poltavanaftogas" OGPD that in the person of the head thereof and other executives, exercises management of the Joint Activity and organizes transaction of the affairs of the Partners.

Objects of Investment Activity (Investment Objects) shall be understood as the wells and surface structures existing in Rudivsk-Chervonozavodsk oil, gas and gas condensate deposit that upon consent of the Partners are separated for the Balance Sheet of the Joint Activity including those construction of which has not yet been completed, on which hereunder one carries out the works for completing construction, for overhaul, for intensifying inflow, etc., for the purpose of ensuring production of the Additional Hydrocarbons, and respectively new objects to be built in the deposit in the process of the Joint Activity.

Contribution (Contributions) shall be understood as any money, tangible and intangible assets that are transferred onto the Individual Balance Sheet of the Joint Activity and under the terms and conditions hereof and are the Objects of Investment Activity and Investments, and also the services in the form of the Labour Contribution into the Joint Activity. Exception shall be made of the money designated for indemnification of the Gross Expenditures in case when the incomes from sale of the produce from the Joint Activity are not sufficient therefor, and the tangible assets that are transferred from the Balance Sheet of the Joint Activity to third entities for use which entities perform the works (render services) for the joint production as co-performers (subcontractors) of the Partners of the Joint Activity.

Labour Contribution shall be understood as services and works related to construction or improvement of the Objects of Investment Activity performed by the Partners for their own money, and to maintenance thereof in the process of the subsequent operation and rendering services related to the Joint Activity and performed under similar terms and conditions.

Joint Property shall be understood as pecuniary assets, tangible and intangible assets, property and non-property rights integrated by the Partners hereunder, and other pecuniary assets, tangible and intangible assets, property and non-property rights created or acquired as a result of the Joint Investment Ptoduction activity which are reflected in the Individual Balance Sheet and belong to the Partners hereto by the Joint Ownership Right.

Joint Ownership Right shall be understood as the right of joint possession, disposal of and use of the property, money, tangible and intangible assets which are on the records of the Individual Balance Sheet and are the Joint Property. The Joint property shall be used and disposed of as agreed upon by the Partners to the Agreement.

Initial Period shall be understood as a period commencing as from the date of registration hereof and ending as on the date of putting the last of the six wells contributed by "Ukrnafta" OJSC into the Joint Property as the Initial Contribution into operation. Exploration of Rudivsk-Chervonozavodsk Deposit shall be understood as a package of works, including the drilling of the individual prospecting holes, performed for the purpose of the further exploration of the geological composition and reserves of Hydrocarbons of Rudivsk- Chervonozavodsk oil, gas and gas condensate deposit, and organization of calculations of the reserves and submission of the relevant materials for consideration by the State Commission on Reserves.

 Individual Account in Foreign Currency shall be understood as a separate account in foreign currency to be opened by any non-Ukrainian partner to this Agreement with one of the banks of Ukraine to provide for the Joint Activity.

Great Risk Operations shall be understood as specific operations of exploration and development of Rudivsk-Chervonozavodsk deposit related to exercising capital costs necessity to include which into the Joint Activity Program is not recognized by the Managing Committee and which, upon a decision of the above Committee, are individually performed by one of the Partners under the procedure stipulated by Article IX hereof.

Share in Investment of the Joint Activity (Actual Share) shall be understood as the ratio between the accumulated amount of the actual Contributions of any of the Partners to the Agreement and the total amount of the Contributions for the time period as from commencement of the Joint Activity the procedure for determining which ratio is established by Section 13.2 hereof.

Obligations to Fund the Joint Activity (Obligations) shall be understood as a Contribution which under the Joint Activity program and the Agreed Budget is stipulated to be made by any partner within the current fiscal year.

Planned Share in Funding the Joint Activity shall be understood as the ratio between the Accumulated Amount of the actual Contributions of any Partner to the

Agreement  for the  time  period  preceding  the  current  fiscal  year  and its
Obligations   for  the  current  fiscal  year,  and  the  total  amount  of  the
Contributions and the Obligations.

Hydrocarbons shall be understood as the free and dissolved (oil) gas, gas condensate and oil being produced or will be produced in Rudivsk-Chervonozavodsk deposit.

Basic Hydrocarbons shall be understood as a volume of Hydrocarbons that has been produced in Rudivsk-Chervonozavodsk deposit or can be produced therein in the future from the wells built prior to signing this Agreement, providing that there are no works carried out therein at the expense of the Joint Assests for the purpose of intensifying the inflow of Hydrocarbons. The volumes of Basic Hydrocarbons shall be determined through instrumentation measurements on the wells. In case when the Objects of Investment Activity for the purpose of intensifying the inflow of Hydrocarbons are the wells built prior to commencement of the Joint Activity, Basic Hydrocarbons shall be determined as on the date of commencement of the respective works through instrumentation measurements, and in the future through calculations.

Additional Hydrocarbons (Hydrocarbons of Joint Activity) shall be understood as a volume of Hydrocarbons to be produced in the future in Rudivsk-Chervonozavodsk deposit in excess of basic Hydrocarbons at the expense of investments and application of up-to-date technologies therein.

Incomes from Joint Activity (Incomes, Income) shall be understood as pecuniary receipts earned as a payment from sale of Hydrocarbons of Joint Activity. Gross Costs shall be reimbursed and depreciation deductions and the Profit from Joint Activity shall be formed at the expense of the Incomes Joint Activity. A portion of the Incomes from Joint Activity shall be distributed between the Partners under the procedure stipulated by the legislation of Ukraine.

Profit from Joint Activity shall be understood as a profit determined for the purpose of taxation under the requirements of the legislation of Ukraine.

Capital Funds shall be understood as material valuables applied in the business activity through the time period exceeding 365 calendar days and depreciated at the rates determined by the legislation of Ukraine.

Expenses for Improvement of Capital Funds shall be understood as expenses for peformance of all types of repairs, reconstruction, modification and other types of improvement of the capital funds available on the Individual Balance Sheet of Joint Activity which are depreciated under the procedure stipulated by the legislation of Ukraine.

5. Sections 1.2 (the last paragraph), 1.5, 1.6, 1.7, 1.13 of Article I "GENERAL PROVISIONS" shall have to be set forth in the following wording:

1.2 ... - distribution of the Incomes from Joint Activity or the produce in cases stipulated by the legislation of Ukraine, under additional agreements (addenda to this Agreement).

1.5 Obligations arising in the process of the Joint Activity to third persons under civil agreements and recorded in the Individual Balance Sheet, shall be the subject-matter of the joint liability of the Partners. Either Partner shall bear liability under the above obligations in proportion to the Planned Shares. In case of bankruptcy of any of the Partners, the liability under the obligations kept on records in the Individual Balance Sheet shall be redistributed between other Partners in proportion to the Planned Shares.

         Obligations related to the Contributions to the Joint Activity shall be the subject-matter of the individual (separate) liability of either of the Partners. In case failure to perform the Obligations related to the Contributions results in failure to perform the obligations on the records in the Individual Balance Sheet, the claims originating from such situation may be enforced by the motion of a creditor against the Partner that has failed to perform the above Obligations.

         The Partners shall bear civil responsibility for the damage inflicted to the state or any legal entities or natural persons in the course of use of the subsoil in proportion to the Shares in the Obligations. If a faulty party of the inflicted damage is any of the contractors, recourse shall be taken thereupon under the procedure stipulated by the legislation of Ukraine.

1.6 In case when obligations are not recorded on the Individual Balance Sheet or assumed by one of the Partners on the basis of powers of attorney of all other Partners, the liability for the above obligations shall be born by all Partners in the proportion and under the procedure set forth in Section 1.5. The provisions of this Section shall in no way cover the obligations related to the acquiring by a Foreign Partner of the equipment or other property subject to supplies to Ukraine as a foreign investment (Contribution into Joint Activity).

         Obligations arising from performance of the Great Risk Operations shall be the subject- matter of the individual liability of the Partner that has initiated and is carying out such operations.

1.7 The risk of accidental loss or damage of the property that is on records of the individual Balance Sheet and is the general share ownership, shall be borne by the Partners according to their Shares in the Investment.

1.13 This Agreement with all amendments and addenda to be adopted by mutual consent of the Partners hereto, shall be valid till March 3, 2023. The Agreement may be terminated under the terms and conditions stipulated by Article XXI.

6. Article I "GENERAL PROVISIONS" shall have to be added with Section 1.14 as follows:

1.14 For the purpose of determining the ways for achieving the highest economic indices of the investment and other business activity the Partners to the Joint Activity shall consider the issue of deepening the cooperation related to development of Rudivsk-Chervonozavodsk deposit through creation of a new business entity (a joint venture) and of possible expansion of cooperation sphere onto other oil and gas deposits. In such case the Partners shall be governed by the principal arrangements achieved herein.

7. Article III "LICENSES FOR EXPLORATION AND OPERATION OF HYDROCARBONS DEPOSITS" shall be set forth in the following wording:

3.1 License No. 968 for exploration of Rudivsk-Chervonozavodsk deposit for the time period of 5 years was obtained by "Ukrnafta" OJSC on March 30, 1998. The purpose of the license (works) shall be exploration of oil and gas pools in the low-coal deposits, pilot production operation of the wells, approval of the deposit reserves by the State Commission on Reserves (SCR) of Ukraine with subsequent development of the deposit. The copies of the above License and appendices thereto shall be appendices hereto.

3.2 The license shall stipulate that the operations on exploration of the deposit will be carried out under the terms and conditions of the "Agreement on Joint Activity on Geological Exploration of the Subsoil and Preparation for production Developement of Rudivsk- Chervonozavodsk Oil, Gas and Gas Condensate Deposit" No. 5/27 as of December 30, 1997, between "Ukrnafta" OJSC and "Chernihivnaftogasgeologiya" SGE. The above agreement does not contain specific commercial terms and conditions for co-operation but rather determines the procedure for subsequent conduct of the exploratory operations, providing that, when the license belongs to "Ukrnafta" OJSC, "Chernihivnaftogasgeologiya" SGE participates in performance of exploratory operations on Rudivsk-Chervonozavodsk deposit on the grounds of separate contract agreements with the Licensee.

         The Company shall assume the obligation to facilitate the available arrangements between "Ukrnafta" OJSC and "Chernihivnaftogasgeologiya" SGE.

3.3 For the purpose of formation of the contractual terms and conditions for use of the subsoil of Rudivsk-Chervonozavodsk deposit "Ukrnafta" OJSC with participation of the Company experts shall prepare a draft License Agreement to determine the procedure and terms and conditions for use of the subsoil of Rudivsk-Chervonozavodsk deposit, the role, rights and obligations of "Ukrnafta" OJSC that will act as a Licensee, and the terms and conditions for participation of the Company in the above operations as well as other potential partners to this Agreement. "Ukrnafta" OJSC shall organize approval of the above License Agreement and the signing thereof by the relevant governmental authorities.

3.4 Upon completion of exploration of the deposit and approval of the reserves "Ukrnafta" OJSC shall apply for obtaining a License for production operation of Rudivsk- Chervonozavodsk deposit for the time period of 20 years. The application for the License shall set forth that "Ukrnafta" OJSC acts for the best interests of the Partners hereto. Other Partners hereto shall not compete with "Ukrnafta" OJSC in respect of obtaining the above License.

3.5 In case the Agreement is terminated in connection with making a decision on deepening co-operation in development of Rudivsk-Chervonozavodsk deposit through formation of a new business entity (a joint venture), "Ukrnafta" OJSC shall facilitate such venture in obtaining the License.

8.  Article  IV   "ORGANIZATION  OF  WORKS  FOR  DEVELOPMENT  AND  OPERATION  OF
RUDIVSK-CHERVONOZAVODSK DEPOSIT" shall be set forth in the following wording:

4.1 As the Partners hereto agree and under the power of attorney of "Ukrnafta" OJSC "Poltavanaftogas" OGPD shall act as an Operator as it is understood traditionally in the international oil business and in compliance with decisions of the Managing Committee shall conduct all organizational and practical operations related to exploration and operation of Rudivsk-Chervonozavodsk deposit.

4.2 Individual operations related to development of the deposit, drilling and overhaul of the wells can, under decisions of the Managing Committee, be carried out by the Company individually or with involvement of Ukrainian and foreign co-performers (subcontractors).

4.3 The Partners have agreed that drilling entities of "Ukrnafta" OJSC and "Chernihivnaftogasgeologiya" SGE shall act as direct performers for drilling prospecting and production boreholes. The Company shall resort to technical re-equipment of the drilling teams with the advanced foreign engineering, materials and technology, geophysical support of the drilling that would provide for reduced time period of drilling the boreholes and would facilitate preservation of filtration properties of seams to be opened. The specific measures related to technical re-equipment of the drilling teams will be stipulated by the Joint Activity Programs. The value of the above measures will be accounted of as a Contribution into the Joint Activity.

         The Company is intending to organize that within the second half of 1998 the Ukrainian specialists would study the expertise of some drilling companies of the USA and Great Britain. The Company specialists and the Ukrainian specialists shall jointly develop a program for stage-by-stage re-equipment of the Ukrainian drilling entities engaged in Rudivsk-Chervonozavodsk deposit which program will stipulate specific volumes of works and deliveries of the equipment and tools, sources for funding and organizational and legal forms for implementation of such measures. In case of implementation of the above intentions the organizational expenses for performance of the relevant measures will be accounted of as the Labour Contribution to the Joint Activity.

4.4 The Partners to the Agreement shall resort to the measures related to completion of the prospecting of Rudivsk-Chervonozavodsk deposit, qualitative and complete exploration of the wells and seams, timely transfer of the obtained data to "Chernihivnaftogasgeologiya" state-run geological enterprise (SGE), and by participating in the summarizing assessment of geophysical, geological and production data shall facilitate the services of "Chernihivnaftogasgeologiya" SGE in completing calculations of the reserves of hydrocarbons in Rudivsk-Chervonozavodsk deposit and approval thereof by the State
         Commission on Reserves by June, 2002, that is earlier than the date stipulated by the License.

4.5 The Company shall provide for supplies into Ukraine of the progressive equipment and tools for operation of the wells, their overhaul and exploration, shall organize performance of highly technological operations by foreign contractors in compliance with the subject-matter of the Agreement and the Joint Activity Program.

4.6 The business relations as to performance by the Partners of the operations (works, services) related to development and exploitation of Rudivsk-Chervonozavodsk deposit paid for from the joint accounts, shall be equalled to the relations connected with performance of individual civil agreements per sample of the contract agreements and agreements on rendering services and performing works. In such case the Partners that are performers of such operations shall bear material liability for timely, full and qualitative performance thereof in compliance with requirements of the legislation in force and appendices hereto (operation agreements). Performance of such operations free of charge shall be the Labour Contribution into the Joint Activity. Quality of the Labour Contribution shall be subject to mutual control by the Partners.

4.7 The business relations as to transfer of the property on records of the Balance Sheet of Joint Activity, used by any of the partners to the Agreement that uses such property when performing the works for the Joint Activity, shall be equalled to the relations connected with performance of individual civil agreements per sample of lease contract (leasing).

4.8 In the course of the Joint Activity the Partners shall consider the issues of alteration of the form of organization of the drilling works keeping in mind implementation of such a system when drilling entities are performers of works (services related to drilling) rather than prime contractors. In so doing organization and logistic support of the construction of the wells shall be exercised by the Manager who at the same time supervises formation of the total value of the wells and funding their construction.

9. Section 5.1.3 of Article V "RIGHTS OF THE PARTNERS TO THE AGREEMENT" shall have to be set forth in the following wording:

5.1.3 To obtain a share of the Incomes from the Joint Activity and in cases stipulated by the legislation of Ukraine, on the basis of an additional agreement - a share of the produce extracted hereunder.

10. The first and second paragraphs of Section 6.2 and Section 6.3 of Article VI "DUTIES OF THE PARTNERS TO THE AGREEMENT" shall have to be set forth in the following wording:

6.2 In addition to the general duties "Ukrnafta" OJSC shall undertake:

6.2.1 To organize works related to exploration and operation of Rudivsk-Chervonozavodsk deposit, to keeping records of the Individual Balance Sheet of the property of the Partners, of the business operations and the financial results of the Joint Activity thereof, and to assign to "Poltavanaftogas" OGPD performance of all deeds related to the duties of the Operator.

6.3      In addition to the general obligations the Company shall upon the request of the Manager undertake ....

11. Section 7.6 of Article VII "Joint Activity PROGRAM AND FUNDING THEREOF" shall have to be set forth in the following wording:

7.6 The Joint Activity Programs in line with the Great Risk Operations shall have to provide for compliance with the requirements of the design documents for exploration and development of
         Rudivsk-Chervonozavodsk deposit approved under the established procedure, licenses and the license agreement. The Partners shall have no right to carry out in Rudivsk-Chervonozavodsk deposit works that are not stipulated by the Joint Activity programs and are not separated as the Great Risk Operations.

12. The title of Article VIII "DESIGN FOR PILOT PRODUCTION OPERATION OF RUDIVSK-CHERVONOZAVODSK DEPOSIT" shall have to be changed into "DESIGN DOCUMETATION FOR OPERATION OF RUDIVSK-CHERVONOZAVODSK DEPOSIT" and to supplement the above article with Sections 8.3, 8.4, 8.5 in the following wording:

8.3 Within the Initial Period the Partners to the Agreement shall carry out the works on making more precise the geological structure of the deposit, and shall assess substantiation of placement of the production wells planned for drilling, their number and advisability of use of six derricks for subsequent construction of wells.

8.4 The Company is intending to submit for consideration of the Managing Committee the proposals on application of the up-to-date technologies for drilling wells with slant-straight and horizontal borehole, for perforation of the wells, for seam hydrofracture, for simultaneous and separate operation of a number of levels in one well, etc., for the purpose of formation of an optimal grid of wells on Rudivsk-Chervonozavodsk deposit, of achieving the highest economic indices of development thereof.

8.5      The  technological  documentation  for production  development shall be
         prepared   not   later   than  in  a  year   after  the   reserves   of
         Rudivsk-Chervonozavodsk deposit are approved.

13. Sections 9.2 and 9.3 of Article IX "GREAT RISK OPERATIONS" shall have to be set forth in the following wording:

9.2 The following can be considered as a Great Risk Operation:

         - carrying out additional seismic prospecting in plots of the earlier similar works carried out;

         - carrying out three-dimensional seismic studies;

         - drilling additional prospecting wells, and individual production wells;

         - other operations related to exploration and development of the deposit.

9.3 The Great Risk Operations can be carried out by the Partners at their own expense under risk terms and conditions. In case of a negative result of such Great Risk Operations the expenses for carrying out shall not be accounted of when determining the Partners' Actual Shares.

         In case of obtaining a positive result, as the Partners to this Agreement agree upon, the initiator of the Great Risk Operations shall be entitled to use the results of such operations, namely to obtain 100% of Hydrocarbons produced from the wells built or renovated under the Great Risk Operations until the expenses incurred when performing the above are reimbursed in the double amount. After that Hydrocarbons produced from the above wells shall be considered as the produce of the Joint Activity, and the value of the Great Risk Operations have no impact whatsoever upon distribution of the incomes between the Partners of the Joint Activity. In such case when seismic works are determined as the Great Risk Operations, the expenses allocated for conducting the above operations can, upon a decision of the Managing Committee, be referred to the Balance Sheet of Joint Activity and shall be accounted of when determining the Partners' Actual Shares.

14. In Article X "BASIC AND ADDITIONAL HYDROCARBONS" the last paragraph of
Section 10.3 shall have to be amended and the article shall have to be supplemented with Sections 10.4 and 10.5, 10.6 having set them forth in the following wording:

10.3 ... the Income from sale of the Additional Hydrocarbons or they themselves, in case an additional agreement is signed, shall be distributed between the partners to this Agreement.

10.4 "Poltavanaftogas" OGPD, prior to putting into operation the wells that are the Objects of Investment Activity, shall have to provide for technical facilities to measure the produce from each well, the total volume of produce extracted in the deposit and the commercial produce.

         Representatives of the Partners to the Agreement together with specialists of OGPD shall have to check operation of the measuring units prior to launching the first well and later on not less than once a quarter.

         Operation of the wells shall not be allowed for over 10 days in case the measuring units are not available or out of operation.

10.5 Division of the commercial produce of Rudivsk-Chervonozavodsk deposit into the Basic and Additional Hydrocarbons shall be exercised on the grounds of individual measurements of the produce from each well. OGPD shall keep records of production of the Basic and Additional Hydrocarbons, of the commercial produce per each day. The Balance Sheet of Joint Activity shall keep records of the volumes of the Additional Hydrocarbons under the reports made by representatives of the Partners upon the end of a month.

10.6 OGPD shall bear liability for improper performance of the obligations related to operation of the wells in compliance with technological conditions, for superstandard idleness of the wells, for loss and short production under the conditions to be determined in a separate Operation Agreement.

15. Sections 11.2, 11.5, 11.6, 11.7, 11.10 of Article XI "ACCOUNTING OF PROPERTY, ACTIVITIES UNDER Joint Activity, EXPENSES FOR IMPLEMENTATION THEREOF AND RESULTS OF PRODUCTION" shall have to be set forth in the following wording:

11.2 Expenses for carrying out exploratory works, drilling of production wells, capital construction including acquiring equipment in Ukraine, performance of research and other expenses that are not referred to the Gross Costs on extracting the produce of the Joint Activity, shall be paid for from the Individual Settlement Account to be kept by "Poltavanaftogas" OGPD in order to provide for the Joint Activity, and are reflected in the Individual Balance Sheet.

         When necessary, under the Joint Activity Programs, the Partners, at the expense of the own (unintegrated) assets, shall incur expenses of the capital type and shall refer them to the value of the capital funds which later on are put into records of the Individual Balance Sheet of Joint Activity.

11.5 The Gross Costs for extraction of the produce of the Joint Activity shall be formed from the current expenses for payment for the services of "Poltavanaftogas" OGPD and the Company listed in Sections 11.3 and 11.4, and the services of other enterprises, from compulsory deductions and payments referred to the Gross Costs in compliance with the legislation in force, from expenses for acquiring materials and energy resources, and other expenses.

         Wear and tear (amortization) of the fixed assets on the records of the Individual Balance Sheet shall be calculated under the procedure established by the legislation of Ukraine in force.

11.6 After the expenses for extraction of the produce are recorded into the Individual Balance Sheet, the financial results of the Joint Activity shall be formed. Payment of the tax on the Profit from the Joint Activity and distribution of thwe Incomes between the Partners shall be exercised in compliance with the requirements of the legislation of Ukraine in force.

11.7 The Partners shall fix reasonable settlement prices of the services for the Joint Venture on the basis of actual expenses related to rendering such services. For the purpose of reliable determining of the actual expenses for rendering services the Partners shall organize the accounting of expenses for services rendered to the Joint Venture with application of a system of sub-accounts. The general production expenses of OGPD and the Company shall be referred to services to the Joint Venture at the criterion to be determined by a separate agreement.

11.10 The accounting shall be kept under the rules fixed in Ukraine, and additionally under the rules of the country of origin of the Company, as from January 1, 1999, unless it (the Company) declares other, later dates.

16. Section 12.1 of Article XII "TAXES AND PAYMENTS TO THE BUDGET" shall have to be set forth in the following wording:

12.1 Taxes and compulsory payments to the budget and non-budgetary funds shall be paid in compliance with the requirements of the legislation of Ukraine in force at the expense of receipts from sale of the Joint Produce and shall be kept on records of the Individual Balance Sheet.

17. Article XIII "PROPERTY RELATIONS OF THE PARTNERS" shall have to be set forth in the following wording:

13.1 The property and pecuniary assets transferred by the Partners onto the Individual Balance Sheet as well as those created, obtained or acquired in the process of the Joint Activity and recorded into the Individual Balance Sheet, shall form the Joint Share Property. The Partners shall have no right to dispose of their share in the Joint Property without consent of the other Partners to this Agreement.

13.2 The incomes from the Joint Activity shall be distributed between the Partners to this Agreement depending on the Actual Shares.

         The Partners to the Agreement have agreed that if the Accrued Contributions of the Partners make up the ratio of 50:50 as stipulated by Section 21 hereof, the Actual Share of "Ukrnafta" OJSC shall be 55% and the Actual Share of the Company shall be 45%.

          In case of deviation from the above ratio of the Accrued Contributions, the Actual Share of the Company shall be determined as the product of a share of its Contribution in the total amount of the Contributions by the factor 0.9 (the ratio of the agreed upon percentage of distribution of the Incomes to the agreed upon percentage of participation in investment, that is 45 divided by 50). The Actual Share of "Ukrnafta" shall be determined as 100% minus the Actual Share of the Company.

13.3 The Accrued Contributions of "Ukrnafta" OJSC shall be calculated at the end of each quarter and shall include:

         - expenses for construction and overhaul of the wells and objects of improvement transferred to the Individual Balance Sheet which are not related to production of Basic Hydrocarbons (on the basis of a report on assessment of the above tangible assets at the estimating value to be determined by a licensed specialized entity, which report to be signed by all Partners);

         - pecuniary assets transferred onto the Individual Balance Sheet for funding the works of drilling and repair of the wells, industrial construction, acquiring the equipment and tools that are stipulated by the Joint Activity Programs;

         - the value of the material resources acquired at the expense of the assets of "Ukrnafta" OJSC that are transferred onto the Individual Balance Sheet;

         - the Labour Contribution namely the costs of OGPD incurred by way of cooperation at its own expense for performance in compliance with the Joint Activity Program of the work, on its own or with involvement of contractors, related to contractual drilling, industrial construction and overhaul at actual contractual prices with accounting of the value of the material resources transferred to the contractors.

13.4 The Accrued Contributions of the Company shall be calculated on the quarterly basis and shall include:

         - pecuniary assets transferred onto the Individual Balance Sheet for funding the works stipulated by the Joint Activity Programs for drilling and repair of the wells, industrial construction, acquiring the equipment and tools;

         - value of the material resources transferred onto the Individual Balance Sheet as a Contribution; - value of the services related to drilling, construction and overhaul rendered by the Company to the Joint Venture by way of production cooperation (the Labour Contribution) in compliance with the approved Joint Activity Programs.

13.5 In case the incomes from the Joint Activity are not distributed within a quarter of accounting, they shall be deemed distributed hereunder and shall be subject to entering into the Accrued Contributions of the Partners in the amounts of due payments.

13.6 The Accrued Contributions and the Shares in the Investment shall be subject to approval by the Managing Committee.

13.7 In case of distribution of the produce between the Partners one shall account of the requirements of the legislation of Ukraine and the agreements achieved herein as to the ratio for distribution of the Incomes.

18. Article XIV "SALE OF PRODUCE OF THE Joint Activity" shall have to be set forth in the following wording:

14.1 The produce of the Joint Activity shall be sold by OGPD under the powers of attorney of other Partners to the Agreement. In case of the produce distribution on the basis of an additional agreement sale thereof shall be carried out by either partner independently.

14.2 The business relations as to performance by OGPD of operations related to sale of Hydrocarbons of the Joint Activity shall be equalled to the relations connected with performance of specific civil agreements per sample of the commission agreements. In case such sale is not exercised within 30 days and there are no pecuniary assets received on the Individual Settlement Account of the Joint Activity, "Ukrnafta" OJSC, within the subsequent 30 days, can and will transfer into the Joint Property oil, gas condensate or other highly liquid produce in the amount equivalent to the value of the gas subject to payment. Recalculation into the natural equivalent (oil, gas condensate or other highly liquid produce) shall be made at the prices in effect as on the moment of its (such produce) transfer into the Joint Property. (This provision shall be in effect within the time period of aggravations in sale of and payments for gas).

19. Article XVI "COORDINATION OF THE Joint Activity AND MANAGEMENT OF THE JOINT VENTURE" shall have to be set forth in the following wording:

16.1 Coordination of the Joint Activity and management of the Joint Venture shall be exercised on the basis of decisions of the Managing Committee.

         The exclusive competence of the managing Committee shall include:

         - preparation of amendments and addenda hereto;

         - reconciliation of projects for development of deposits and projects of improvement, and submission for approval by governmental authorities;

         - approval of the Joint Activity Programs and of the Agreed Budgets, and control over performance of such decisions;

         - selection of  contractors  for  performance  of the works  related to
         drilling  the  boreholes,   comprehensive   geophysical   explorations,
         hydrofracture of seams and/or other works of high value;

         - reconciliation of contracts for performance of works for the amount in excess of one hundred thousand US dollars and contracts for purchase of the property to be transfered onto the Individual Balance Sheet in the amount over fifty thousand US dollars;

         - reconciliation of the terms and conditions for termination of the Joint Activity;

         - disposal of the Joint Property including determining the procedure for sale of the produce of the Joint Venture.

16.2 Within the Initial Period of the Joint Activity in 1997-1999 the Managing Committee shall constitute of 4 representatives from either Partner. Upon expiration of the above time period the composition of the Managing Committee shall have to be revised in such a way in order to account of the Actual Share of the Partners in the Joint Activity. Further on the composition of the Managing Committee shall be revised every two years depending on the Actual Shares.

         The   Managing   Committee   shall  be  headed  by  an   executive   of
"Poltavanaftogas" OGPD.

         The expenses for organization of operation of the Managing Committee shall be funded from the Balance of the Joint Activity.

16.3 Decisions of the Managing Committee shall be made through the majority individual vote of the Committee members.

         In case the Partners fail to make a decision on day-to-day issues of the Joint Activity such as selection of a contractor, reconciliation of a contract for performance works or purchase of equipment, the issue shall be submitted for consideration by an expert group to be formed and operate under the procedure set forth in Section 9.4, and after that the Managing Committee shall make the final decision.

16.4 The operative management of the Joint Activity shall be exercised by the Manager's staff. The Company shall have the right to recommend specialists from among foreign or Ukrainian citizens to be included into the personnel of "Poltavanaftogas" OGPD to the position of the deputy Manager and 3 leading engineers.

16.5 The Manager shall prepare documents required for the Managing Committee to make decisions on coordination of the Joint Activity.

16.6     The  Partners  have agreed to  consider,  within six months as from the date this wording of the Agreement is signed, the issues of advisability of and terms and conditions for use of foreign specialists recommended by the Company in the Manager's staff.

20.  Article XVIII  "JOINING THE  AGREEMENT"  shall have to be  supplemented  by
Section 18.3 in the following wording:

18.3 Any new Partner to the Agreement joining it upon consent of all other Partners can purchase from any of them a portion of the share in the Joint Property that will also require a relevant consent of all Partners.

21. Sections 20.4 and 20.5 of Article XX "MUTUAL RESPONSIBILITY OF THE PARTNERS AND RESOLUTION OF DISPUTES" shall have to be set forth in the following wording:

20.4 In case the Partners fail to agree upon the issues of dispute through negotiations within 60 (sixty) days as from the date of forwarding a notice by one partner to the other Partner on the dispute available, the dispute shall be submitted for consideration to the Arbitration Institute of Stockholm Chamber of Commerce that finally resolves the dispute. The Partners have agreed that the Arbitration shall be carried out in compliance with the provisions of UNCITRAL Arbitration Rules. The place of the Arbitrage shall be Stockholm, Sweden. The law of substance of Ukraine - the country of performance hereof shall be applied in the course of consideration of disputes. The Arbitration proceedings shall have to be carried out in Ukrainian and English.

20.5 The Arbitrage shall be constituted of 3 arbiters to be appointed in the following way: the plaintiff and the defendant shall appoint one arbiter each who will jointly appoint the third arbiter. If within 30 days after the date of a notice on commencement of the arbitration proceeding the defendant fails to appoint an arbiter, such arbiter upon request of the plaintiff shall be appointed by the Institute. If two arbiters fail to appoint the third arbiter within 30 days after appointment of the second arbiter, such third arbiter shall be appointed by the Institute from among three arbiters proposed by the plaintiff.

22. Article XXI "TERMINATION OF OPERATIONS UNDER THE AGREEMENT OR SEVERANCE THEREOF" shall have to be set forth in the following wording:

21.1 This Agreement shall become nill and void upon expiration of the time period of its validity and in case of its premature severance.

21.2 Under the unanimous consent of the Partners the Agreement can be terminated prematurely, prior to expiration of the fixed 25 year time period in case the Partners arrive to a conclusion that the goals of the Agreement cannot be achieved or that it is not advisable to continue it in connection with unprofitability of the Joint Activity.

21.3 Either Partner can sever this Agreement unilaterally in case other Partners fail to perform or improperly perform the terms and conditions of the Agreement.

21.4 In case one of the Partners intends to withdraw from the composition of the partners to this Agreement, it shall have to notify the other Partner thereabout indicating the reasons thereof. In case the latter has no objections, it shall notify about that within a fortnight. In case of objections available it shall also notify about its objections within the same time period and about its plans to remedy the reasons that have initiated severance of the Agreement. The Partner acting as the initiator of severance of the Agreement shall have to declare confirmation of its intent or continuation of the Joint Activity. In case the Partner - the initiator of severance of the Agreement - declares its confirmation of the intent to sever the Agreement and the other Partner proceeds with objections, the issue shall be submitted to the Arbitrage.

21.5 In case of the Partners' consent to sever the Agreement or of a respective award of the Arbitrage, the Managing Committee can consider the issue of situation with creditor indebtedness. In case of the credit indebtedness available, the issue of repayment thereof shall have to be resolved.

21.6 In case the credit indebtedness is not available or fully repaid, the Agreement shall be deemed as terminated after expiration of the three month time period after the consent for severance of the Agreement is received or a relevant award of the Arbitrage is made, and within the next three months the Partners shall perform mutual settlements related to distribution of the profit and division of the Joint Property.

21.7 In case of severance of the Agreement "Ukrnafta" OJSC shall undertake to buy from the Company a share of the Joint Property owned thereby. In so doing the price of the share of the property to be redeemed by "Ukrnafta" OJSC shall have to equal to its estimate value determined by an expert (experts) having a relevant license. The expert (experts) shall be appointed upon the mutual consent of the Partners, their services shall be paid for from the Balance of the Joint Activity. In such case if the Partners fail to agree as to candidature for the expert, the issue shall be forwarded to the Arbitrage. In such case the Company shall act as the plaintiff. Settlements related to redemption of a share in the Joint property, shall be exercised within six (6) months under the procedure stipulated by the legislation in force.

21.8 Upon termination of the Agreement "Ukrnafta" OJSC can redeem the share of the Joint Property owned by the Company at any prices to be respectively agreed upon. If the Partners disagree as to sale-and-buy of the share of the Joint Property owned by the Company, the following procedures shall be exercised.

          Firstly, one shall consider the issues related to liquidation of wells, pipelines and process plants under the prescribed procedure. Liquidation shall be funded at the expense of balance of assets on the Individual Settlement Account and assets of the Partners that will fund the liquidation works at the ratio formed under the last actual distribution of the profit from the Joint Activity. In case liquidation of the above property is not advisable or impossible due to technical, geological or other reasons, it shall pass at the disposal of the Liquidation Commission to be formed by the Partners which commission is fully authorized to terminate the Joint Activity, to realize the property including its sale at auctions with no starting price fixed, settlements with the Partners. In case the Liquidation Commission fails to realize such property as wells, pipelines and process plants within six months, they shall be transferred onto the balance sheet of the principal activity of "Ukrnafta" OJSC.

21.9 Upon termination or severance of this Agreement the property given by the Partners for use to one another shall be given back to the owners.

21.10 The Partners agree that this Agreement can be terminated in case they create an individual business subject (a joint venture) that will be given the rights for development of Rudivsk- Chervonozavodsk deposit. In such case the shares of the Partners in the Joint Property shall be transferred onto the balance of such business subject as a contribution to the charter fund.

23. The Agreement shall remain valid with accounting of amendments listed in Sections 1 - 22 of these amendments and addenda. As from the moment of the state registration of the above amendments and addenda "The Amendments to Agreement No. 410/95 as of September 14, 1995, between "Poltavanaftogas" enterprise and
"Carpatsky Petroleum Corporation" company, USA, on the joint investment and ptoduction activity related to development and exploitation of Rudivsk-Chervonozavodsk deposit" dated May 12, 1998, shall become nill and void.

         Signed in 4 duplicates in Ukrainian and 4 duplicates in Russian 4 duplicates for either Partner. All duplicates are of similar legal force.

                                   SIGNED BY:

For "Ukrnafta" OJSC


   Ya.I. Kozak
(Chairman of the Board)


   V.F. Kolisnyk
(acting head of "Poltavanaftogas" OGPD
under a power of attorney)

For Carpatsky Petroleum Corporation"
company

     L.K. Texas
     (President)

                                  ATTACHMENT 5
                               TO OPINION LETTER


                             Additions and Changes
               to the Contract # 410/95 dated September 14, 1995 for the investment, exploration and operation of Rudivsko-Krasnozavodskoye field revised on October 15, 1996 with amendments dated December 25, 1997 and August
                                    26, 1998

               (State Registration #1353-OO1K dated April 4, 1997
          Registered in Poltava Regional Foreign Relations Department)

City of Poltava April 23, 1999

OJSC Ukrnafta, represented by its Chairman of the Board Eger Dmitrii Alexandrovich, who is acting in accordance with the Charter, and by the Head of the Production Department (NGDU) of Poltavanaftogas Kozak Vladimir Pavlovich, who is acting in accordance with the Power of Attorney from OJSC Ukrnafta on one side, and Carpatsky Petroleum Corporation, USA, represented by its President Leslie Texas and by the Member of the Board of Directors Fred Khofheins, who are acting in accordance with the Charter on the other side, taking into account the initial experience of joint implementation of this Contract, have agreed to the following changes and additions to the said Contract # 410/95:

Section XIV "SALE OF TIM PRODUCTION OUTPUT" shall be read as follows:

14.1 Sale of the joint production output shall be conducted by OJSC Ukrnafta represented by NGDU Poltavanaftogas through Powers of Attorney form the other parties. If the Company is not satisfied with the work performed by NGDU, it has the right to propose to the Managing Committee that the sale of the joint production output, or any part of it, for a certain period of time will be conducted by the Company though Powers of Attorney from the other parties.

         If an additional agreement provides that the output shall be divided between the parties, each party is responsible for the sale of its share of the output.

14.2. The relationship between parties with respect to the We of the output performed by NGDU or the Company is the same as in the contract of agency.

14.3. If NGDU, performing its obligations defined in Section 14.1 of this Contract, does not transfer the money into the Joint Account during the period of 30 days from the date of the sale, OJSC Ukrnafta has the right, during next 30 days, to transfer into the Joint Assets the oil, condensate and other output in the amount equal to the price of gas sold by NGDU. The volume of the oil, condensate, and other output transferred into the Joint Assets shall be calculated based on the prices on the day of the transfer. This Section also applies when difficulties with sale or collection of payments exist.

This document is executed in four counterparts for each Party to the Contract. All four counterparts are in the Russian language and have equal legal force.


Signed:

OJSC Ukrnafta                    Carpatsky Petroleum Corporation

By:      D. A. Eger              By:      L.K. Texas
(Chairman of the Board)          (President)


By:      V.P. Kozak              By:      Fred Khofheins
(Head of NGDU Poltavanaftogas             (Member of the Board of Directors)
through Power of Attorney)

                                  ATTACHMENT 6
                               TO OPINION LETTER


                                     APPROVED
                                     By the decree of the Ministry of Foreign
                                     Economic Relations and Trade of Ukraine
                                     20 February 1997, #125


                        CARD OF STATE REGISTRATION OF THE
                          CONTRACT ON JOINT INVESTMENT
                       ACTIVITY WITH PARTICIPATION OF THE
                                FOREIGN INVESTOR.

                     Contract #410/95 of September 14, 1995

1. The subject of foreign economic activity of Ukraine - contract participant to whom is entrusted with conducting joint businesses of the participants.
(Name, pattern of property, legal address, code ZUKPO, surname, name of the chief, telephone)
The  enterprise   "Poltavnaftogas"   of  open  joint-stock   company
"Ukrnafta"
The collective  property Ukraine,  314000, city Poltava, 12 Radyanska
Street
Code ZUKPO 22525915
General  director - Kozak Vladimir
Tel: 7-45-91 fax: 7-91-57

2. Other participants of the contract
(Name, pattern of property, legal address, code ZUKPO, surname, name of the chief, telephone)
Carpatsky Petroleum Corporation
The corporate property
3000 Richmond Ave. Houston, TX 77098
President - Leslie Texas
Tel: 713 524-1745 fax: 713 524-2427
Registered representation in Ukraine: #II I-1249 from April 24, 1996
Code 23735804
Address of representation: room 505, Kudryavsky spusk 7, Kiev, Ukraine
Tel: 417-4371              fax: 417-1046

3. Kind of joint investment activity, stipulated in the contract:
Joint investment activity and joint production in the field of production of gas and condensate, development of Rudovsko-Chervonozavodsky gas-condensate field.

4. Validity of the contract
20 (twenty) years from the moment of the conclusion

Post, surname, name of the chief of the state registration body Head of foreign economic relations department of Poltava area

-    Peretyatko Petro
                                                       --------------------
                                                             (Signature)


Date of issue - April 4, 1997

Registration number #1353-001k

                                  ATTACHMENT 7
                               TO OPINION LETTER


                     State Committee of Ukraine for Geology
                                 and Subsoil Use







                                  L I C E N S E

                           for exploratory operations























                                      Kiev

The license is issued for geological exploration (exploratory & production development)

Object name Rudivske-Chervonozavodske deposit

Mineral resources hydrocarbons

Object location Poltava oblast,  Lokhvytsky rayon
                NL 50o 30' - EL 33o 19'
                NL 50o 27' - EL 33o 32'
                NL 50o 24' - EL 33o 32'
                NL 50o 24' - EL 33o 18

License holder "Poltavanaftogas" a subsidiary enterprise of "Ukrnafta" JSC

License holder's address 12, Radyanska St., Poltava

Purpose of operations Studies into the geological & production characteristics of deposits and determining optimal conditions for operation of the wells

Special conditions Extraction of hydrocarbons must not exceed 10% of the assessed reserves


The license validity term has been extended for two (2) years

Deputy Chairman of the State Committee of Ukraine for Geology      B.O. Vyalyuk

January 28, 1997


License validity term 2 (two) years

Date of issue July 31, 1995

License registration number 470

Head of organization
Chairman of the State Committee of Ukraine for Geology            M. Gavrylenko

                                  ATTACHMENT 8
                               TO OPINION LETTER


                     State Committee of Ukraine for Geology
                                 and Subsoil Use







                                  L I C E N S E

                           for exploratory operations























                                      Kiev

The license is issued for geological exploration

Object name Rudivske-Chervonozavodske deposit

Mineral resources hydrocarbons

Object location Poltava oblast,  Lokhvytsky rayon
                NL 50o 30' - EL 33o 19'
                NL 50o 27' - EL 33o 32'
                NL 50o 24' - EL 33o 32'
                NL 50o 24' - EL 33o 18

License holder "Chernihivnaftogasgeologiya" SGE

License holder's address 15, Shevchenko St., Chernihiv

Purpose of operations Exploration of the geological structure of the deposit, assessment of hydrocarbons reserves

Special conditions

License validity term 2 (two) years

Date of issue July 31, 1995

License registration number 469

Head of organization
Chairman of the State Committee of Ukraine for Geology            M. Gavrylenko

                                  ATTACHMENT 9
                               TO OPINION LETTER


            STATE COMMITTEE OF UKRAINE ON GEOLOGY AND USE OF MINERAL
                                    RESOURCES

                                THE L I C E N S E

                (special resolution on use of mineral resources)

Registered No 968 from March 30, 1998

Type of use by mineral resources:      geological investigation (exploration)
                                       including pilot- commercial development
                                       geological investigation, (search,
                                       exploration), recovery etc.

Object of licensing:                   Ruduvsko-Chervonozavodskoye field
                                       Title of the field, section, geological
                                       territories etc.

Mineral resources:                     oil, gas, condensate
                                       main, associated, range of application

Object location:                       Poltava
Administrative region:                 Lokhvitsky
Landmarks:                             village Ruda and Chervonozavodskoye
                                       Direction, distance from the nearest
                                       locality, railway station, points of
                                       natural conservations

Geographic coordinates:

Northern Latitude                      50'30'05"  50'30'00" 50'25'40" 50'23'40"
                                       50'23'35"
East Longitude                         33'17'30"  33'22'55" 33'35'10" 33'21'20"
                                       33'17'50"

Area:                                  189.5 km2
                                       quantity, unit

The purpose of the license (operations):
                                       Exploration  of oil and gas reservoirs
                                       in Low-Carbonic depositions, pilot-
                                       commercial development   of   wells,
                                       reserves distribution  approval by State
                                       Commission  of  Reserves  of Ukraine
                                       with consequent industrial development of the field

Special (additional) license conditions:
                                            1. The operations are conducted
                                            according   to  the  terms  and
                                            conditions  of contract  "About
                                            joint  activity  on  geological
                                            investigation     of    mineral
                                            resources and  preparation  for
                                            industrial    development    of
                                            Rudovkso-    Chervonozavodskoye
                                            oil-gas-condensate  field "from
                                            December   30,   1997,    #5/27
                                            between   joint-stock   company
                                            "Ukrnafta"        and       GGP
                                            "Chernigivnaftogasgeologia". 2.
                                            Fulfillment  the  conditions of
                                            State   Control  of  ecological
                                            safety in Poltava  region  from
                                            February  19,  1998  #07-06-340
                                            (ecological card No. 97)

The  license  owner:
                                        1.  Opened   joint-stock   company
                                        "Ukrnafta"  (NGDU "Poltavanaftogas")
                                        Code 00135390 254655, Kiev, Nesterovsky
                                        by-str. 3/5

The license is agreed:
                                        1. State control of ecological safety in Poltava region from February 19, 1998 No. 07-06-340 (ecological card No. 97)

Validity of the license:                5 (five) years



Chairman of the Committee               S.V. Goshovsky



C:\1US-USER\CARPATSK\License 968.wpd

                                 ATTACHMENT 10
                               TO OPINION LETTER



Approval from:                                   Agreed with:
Deputy Head of State                             Pozalin Y., Kozak Y.I.
Committee of Geology

    Signature      Tkach I. V.

(SEAL)


                               Agreement No. 5/27

 on joint productive activity for geological exploration of subsoils and preparation to production development of Rudivsko-Chervonozavodske oil and gas condensate field


city of Poltava                                             December 30, 199__

         Guiding by the Directive to grant licenses to gas and oil extraction enterprises for geological exploration of subsoils with right to subsequent production development of fields within IV quarter of 1997, formulated in Protocol Resolution of Cabinet of Ministers of Ukraine on immediate measures for stabilization of oil and gas extraction dated July 31, 1997; guiding by the Directive of operational conference determining further works at fields of Mehedivsko- Rudivska zone with view to accelerate and increase effectiveness of pilot production exploitation (PPE), attended by representatives from State Committee of Oil and Gas Industry, State Committee of Geology and OJSC "Ukrnafta" on December 13, 1997; ChernigivNaftogasGeologia, state geological enterprise, hereinafter referred to as the SGE "CNGG" in person of Maruhnyak V.M. as acting General Director, acting in virtue of charter of the enterprise from one side, OJSC Ukrnafta, acting in virtue of the charter, in person of Kozak V.P. as acting manager of NGVU "Poltavanaftogaz", structural subdivision of OJSC Ukrnafta, acting in virtue of power of attorney, from another side, hereinafter referred to as the "Participants" have entered into this Agreement as follows:

                              1. Basis of agreement

         NGVU Poltavanaftogaz of OJSC Ukrnafta shall obtain licenses for geological exploration of subsoils with right to subsequent production development of Rudivsko-Chervonozavodske, Svistunkovske, Chervono-lutske gas condensate fields up to ___________ 1998.
         NGVU Poltavanaftogaz of OJSC Ukrnafta shall be responsible for completion of exploration, PPE of said fields, calculation of hydrocarbons' deposits and preparation thereof for production development.
         The "participants" shall act jointly and coordinately for implementation of aforementioned assignments based on the terms hereof.

                             2. Subject of agreement

The subject of agreement shall constitute activity on geological exploration of subsoils at Rudivsko-Chervonozavodske, Svistunkovske, Chervonolutske fields and preparation thereof for production development.

                            3. Performance procedure

         Joint activities of participants hereto shall be carried out as per their joint approval. The profit shall be attributable to each party with due account to the results of its business activity and no liability shall be incurred for business activity of other party.
         3.1. The parties shall arrange for completion of exploration, PPE, calculation of hydrocarbons' deposits and submission thereof to State Commission of Ukraine on Subsoil Reserves with view to explicitly research the operation regimes, parameters of deposits, and evaluation of productive potential thereof.
         3.2. Implementation of present agreement within five years.
         3.3. The parties agree for search of investor to finance drilling and wells equipping works at said fields.
         3.4. Oil and gas explorative expeditions of CNGG shall drill explorative, exploitative wells on the basis of bilateral agreements with NGVU Poltavanaftogaz.
         3.5. The Participants shall have joint thematic geological accompaniment of works for geological research of field under specific agreement.

                            4. Obligations of parties

4.1. CNGG shall acquire the following obligations:

4.1.1. To construct wells, to test objects and to prepare them for PPE.
4.1.2. To dismantle drilling equipment and reclaim the soil on territory adjacent to wells in accordance with schedule. 4.1.3. To transfer deposits at Rudivsko-Chervonozavodske, Svistunkovske, Chervonolutske fields on balance of OJSC Ukrnafta up to April 1, 1998. 4.1.4. To compile a summary on geological constitution and calculation of hydrocarbons' deposits and jointly with NGVU Poltavanaftogaz of OJSC Ukrnafta to obtain approval for it in State Commission of Ukraine on Subsoil Reserves.

4.2. NGVU Poltavanaftogaz of OJSC Uknafta shall acquire the following obligations: 4.2.1. to finance wells drilling works on customer-contractor terms. 4.2.2. to enter into agreements (contracts) for investments with investors. 4.2.3. to issue engagements for construction of explorative, exploitative wells, allocation of land plot for constructing and equipping wells. 4.2.4. to prepare and approve plans for exploitation and drilling wells with CNGG 4.2.5. to arrange for extraction of oil and gas, equipping wells, inputting thereof into PPE. 4.2.6. to exploit wells in accordance with PPE plans and to quarterly transfer the results of research and information on wells to CNGG. 4.2.7. to prepare jointly with CNGG calculation of hydrocarbons' deposits at Rudivsko- Chervonozavodske field for submission to consideration of State Commission of Ukraine on Subsoil Reserves and to finance these works.

                              5. Special provisions

5.1. The financing of joint works shall be made from various sources: of internal origin, from state budget and in form of investments.

5.2. Settlements with CNGG for the works done shall be made in accordance with project-budget documentation (based on acts [EF]-2) 5.3. SGE CNGG shall drill not less than three explorative and exploitative wells yearly. 5.4. In case of impossibility for reasons not dependent upon parties to perform the terms of this agreement, the parties shall resolve to concretize its certain provisions within five days.

                             6. Liability of parties

6.1. For non-performance or undue performance of this agreement, the parties shall be liable in accordance with effective legislation of Ukraine. 6.2. If the parties came to no compromise, the dispute shall be settled in Arbitrage.

                              7. Term of agreement

The agreement having been executed in two copies each with equal force shall be effective as of the date of its signing and shall act under sec. 3.2


8. Addresses and requisites of parties


"Poltavanaftogaz" enterprise              SGE "ChernigivNaftogasGeologia"
Radyanska str., 12, city of Poltava,      Shevchenko str.,15, city of Chernigiv,
314000                                    250006
tel: 7-45-91, facsimile 7-91-57           tel: 7-70-81, facimile: 7-48-56
teletype 164106 "[EF]ak[ie][el]"          teletype 192196 "Ikap"
Checking account                          Checking account 208503 in Regional
209713, MFO 331478                        Department of Prominvestbank
Code of enterprise 22525915               MFO 353456
in Zhovtneve branch of JS                 city of Chernigiv
Prominvestbank, city of Poltava

(SEAL)

General Director of Poltavanaftogaz       Acting General Director
(Signature) Kozak V.P.                    (Signature) Maruhnyak V. M.

Agreed with:

Deputy Head of State Committee of Oil and Gas Industry
Signature Zarubin Y.O.
January  25,  1999

                                 ATTACHMENT 11
                               TO OPINION LETTER



                                                   Appendix No.
                                           to Agreement No. 410/95 as of
                                         September   14,  1995,   on  the  joint
                                       production  and   investment   operations
                                       related  to  development  and  working of
                                       Rudivsk-Chervonozavodsk deposit with
                                           amendments and addenda dated
                                                  August 28, 1998

                                  (State registration as of April 4, 1997, under
                                       No. 1353-0015 with the Department for
                                           foreign economic relations of
                                                  Poltava oblast)

                                   AGREEMENT
on the procedure for operation of the wells of Rudivsk-Chervonozavodsk deposit to be the joint property of "Ukrnafta" OJSC and "Carpatsky Petroleum Corporation" American company, collection, preparation, transportation of gas and gas condensate from the above wells

Poltava                                                  August 31, 1998

         The Partners to Agreement No. 410/95 dated September 14, 1995, on the joint production and investment operations related to development and working of Rudivsk-Chervonozavodsk deposit "Ukrnafta" CJSC represented by the chairman of the board Kozak Yaroslav Ivanovych and the acting head of "Poltavanaftogas" OGPE Kolisnyk Volodymyr Feodosiyovych, on the one hand, and "Carpatsky Petroleum Corporation" company represented by the president Lesly K. Texas, on the other hand, have agreed as follows:

                              1. General Provisions

1.1 This Agreement has been entered into in compliance with the provisions of Agreement No. 410/95 (Sections 4.1, 4.6, 10.4, 10.5, 10.6, 11.3,
         11.5).

1.2 This Agreement shall stipulate operation of the wells of Rudivsk-Chervonozavodsk deposit Nos. 106-P, 102-P, 104-P, 109-P, 111-Ch, 100-Ch that are the joint property of "Ukrnafta" CJSC and "Carpatsky Petroleum Corporation" company, and of other wells which will be built in the future at the expense of the assets of the Partners to Agreement No. 410/95, maintenance of the pipelines running from the above wells.

1.3 The relations between the Partners in connection with performance of works related to operation of the wells listed in Section 1.2, with collection, preparation and transportation of gas and gas condensate from the above wells, shall be equalled to performance of works under specific civil agreements per sample of agreements for performance of works (rendering services).

         The Partners to Agreement No. 410/95 "Ukrnafta" CJSC and "Carpatsky Petroleum Corporation" company have agreed that under their powers of attorney the functions of the Customer as to operation of the property shall be performed by "Poltavanaftogas" OGPE, a division of "Ukrnafta" CJSC. At the same time "Poltavanaftogas" OGPE shall act as a performer of works for the joint interests of the Partners in the Joint Operations. Acceptance of the works performed hereunder and taxation thereof shall be exercised similar to agreements on performance of works (rendering services).

1.4 Operation of the wells listed in Section 1.2 shall be exercised in line with the wells of Rudivsk-Chervonozavodsk deposit, the objects of the deposit improvement for collection, preparation, transportation of the produce, other structures and objects that are not the subject-matter of Agreement No. 410/95.

         The indices of  operation  of the above wells shall be reflected in the
         statistic   reporting,   geological   reports   to   be   prepared   by
         "Poltavanaftogas" OGPE for the deposit as a whole.

1.5 The terms meaningful for understanding the content of the text hereof and the terms specifically defined in Agreement No. 410/95 shall be written in the text of this Agreement with capital letter.

                       2. Subject-Matter of the Agreement

2.1 In compliance with the terms and conditions of Agreement No. 410/95 "Ukrnafta" CJSC and "Carpatsky Petroleum Corporation" company shall assign and "Poltavanaftogas" OGPE shall assume the obligations as to performance of the following works:

         - operation and maintenance of the wells and pipelines in compliance with the effective standards and rules for protection of the subsoil, for protection of the environment, industrial safety, and in compliance with the processing conditions approved by the Managing Committee;

         - organization and performance of exploration of the wells and seams;

         - provision for intra-deposit collection of well produce, systematic measurement of discharge of the wells, accounting total volumes of production of the natural gas and gas condensate;

         - preparation of the natural gas, gas condensate, transportation of the commercial produce to consumers;

         - underground repair of the wells;

         - current repairs of the capital funds of joint ownership.

2.2 The procedure for sale of the natural gas and gas condensate (Joint Operations Hydrocarbons) shall be determined by a separate agreement (per sample of a commission agreement) to be signed by the chairman of the board of "Ukrnafta" CJSC, by the president of "Carpatsky Petroleum Corporation" company and the head of "Poltavanaftogas" OGPE, and it shall not be the subject-matter hereof.


             3. Organization and Procedure for Performance of Works

3.1 The works listed in Section 2.1 (except the works stipulated by the last two paragraphs of the above Section 2.1) shall be performed by "Poltavanaftogas" OGPE in line with the respective operations related to other objects of the deposit which are not the Joint Property. Such works shall be hereinafter referred to as the Complex Operations. The works listed in the two last paragraphs of Section 2.1 shall be performed as separate Individual Operations.

3.2 "Poltavanaftogas" OGPE shall perform the works in compliance with this Agreement through its own capacities as well as with participation of other divisions of "Ukrnafta" CJSC and other entities. The agreements entered into by "Poltavanaftogas" OGPE with other divisions and other entities as to performance of the Complex Operations, shall not correspond hereto as sub-contracts.

3.3 OGPE shall guarantee access to any objects of the deposit for representatives of the Company who have been properly briefed as to the industrial safety as well as submission to the Company representatives all initial documents necessary for analysing operation of the wells and preparing proposals as to optimization of their functioning, implementation of geological and technical measures for intensifying the influx, for ensuring accident-free operation of structures and equipment.

3.4 Technological conditions for operation of the wells shall be developed by OGPE services and shall be subject to approval by the management of "Ukrnafta" CJSC and "Carpatsky Petroleum Corporation" company.

         The Company shall submit proposals on operation of the wells, on performance of works related to exploration of the wells and optimization of their functioning including involvement of specialized foreign and Ukrainian enterprises in writing to OGPE or to "Ukrnafta" CJSC. Within a week time period OGPE shall have to accept the Company proposals or to notify in writing that they cannot be implemented with setting forth the reasons. The Company proposals disapproved by OGPE shall be considered by the Managing Committee as the Company may require.

3.5 The operating data as to the wells functioning, the works performed thereon, the results of measurements of discharges shall be presented to the Company representative in Ukraine (contact telephone number in Kiev 2-61).

         Measurement of discharge of the wells shall have to be made not less than once in ten days. OGPE shall have to ensure performance of the check measurements upon request of the Company with participation of representatives thereof. A relevant report shall have to be drawn according to the results of the check measurements of the well discharges to be signed by representatives of OGPE and the Company.

3.6 OGPE shall provide for implementation of organizational and technological measures for efficient protection of the underground and surface equipment against corrosion, for preventing hydration. The above organizational and technological measures to be developed by OGPE services with participation of the Company representatives, shall be subject to consideration and approval by the Managing Committee.
3.7 OGPE shall provide for bringing gas and gas condensate to commercial conditions in compliance with the effective state standards and technical requirements of consumers. OGPE shall bear property liability for the produce failure to comply with such standards and requirements.

                     4. Requirements to Performance of Works

4.1 The works related to production of gas and gas condensate, maintenance of the wells and other objects to be the Joint Property of the Partners to the Agreement, shall be carried out by complying with the effective standards and rules. OGPE shall be liable for preservation of the environment.

4.2      The works related to collection and itra-deposit transportation of the well produce, separation,  drying, ............ and supply thereof to the system of the main transportation, shall be performed by OGPE capacities with application of the property thereof, and with participation of other divisions of "Ukrnafta" CJSC and other entities.

                          5. Accounting of the Produce

5.1 OGPE shall keep the accounting of the gross and commercial gas and gas condensate. The total volume of the commercial gas and gas condensate shall be calculated as a sum of production of the natural gas ( gas condensate respectively) from individual wells. In its turn the volume of production shall be calculated as product of the discharge and duration of operation less technological costs for the system of collection, preparation, storage and transportation which costs exceed the standard costs effective in OGPE.

5.2 "Poltavanaftogas" OGPE shall draw up reports as to the volumes of production, transportation of the natural gas and gas condensate from the wells that are the joint property of the Partners to Agreement No. 410/95. The above reports shall be subject to being agreed upon with representatives of "Carpatsky Petroleum Corporation" company and transferred to the service of "Poltavanaftogas" OGPE in charge of keeping the Individual Balance Sheet of the Joint Operations in compliance with Agreement No. 410/95 (the samples of the reports are given in Appendices 1 and 2).

                                6. Cost of Works

6.1 The cost of the Complex Operations related to maintenance of the wells in III quarter of 1998 is given in Appendix 3 hereto.

6.2 Further on the cost of the Complex Operations shall be determined on the basis of actual expenses on production of gas and oil with gas condensate incurred in "Poltavanaftogas" OGPE within a quarter.

         The cost of performance of the Complex Operations shall be determined upon completion of each quarter and approved by the Partners to Agreement No. 410/95.

6.3 When determining the cost of the Complex Operations the following calculations shall have to be made.

         The total sum of the actual costs of OGPE for production of the own gross produce and rendering services related to production of Hydrocarbons of the Joint Operations shall be calculated with accounting of the following items:

         1.       Power for production of oil.
         2.       The basic wage of the principal employees.
         3.       Additional wage.
         4.       Deductions for social insurance.
         5.       Amortization of the wells.
         6.       Costs for maintaining seam pressure.
         7.       Costs for collection and transportation of oil and gas.
         8.       Costs for preparation of oil, gas condensate and gas.
         9.       Costs for maintenance and operation of the equipment.
         10.      Department costs.
         11.      Total production costs,
                  including
                  a)       charge for use of ............, state levy and a
                  charge into the innovation fund.
         12       Other production costs.

         The total sum of the costs under the above listed items shall be allocated for production of the own produce and for rendering services related to production of Hydrocarbons of the Joint Operations. In so doing the costs under Items 1, 5, 6, 11a and 12 shall be referred to the produce of the own production exclusively.

         The costs under Items 2, 3, 4 shall be referred to the self-cost of the own produce and services related to production of Hydrocarbons of the Joint Operations on the basis of the initial documents on the actual labour consumption.

         The costs under Item 7 shall be referred to the own produce and Hydrocarbone of the Joint Operations in proportion to the volumes of production thereof.

         The costs under Item 8 shall be referred to oil and gas condensate of the own production and the services related to production of the respective types of Hydrocarbons of the Joint Operations in proportion to the volumes of production thereof.

         The costs under Items 9, 10, 11 (less 11a) shall be referred to the produce of the own production and the services related to production of Hydrocarbons of the Joint Operations in proportion to the effective fund of the production wells.

         The costs under Item 11 less 11a shall be referred to the produce of the own production and the services related to production of Hydrocarbons of the Joint Operations in proportion to the volumes of production thereof.

         On the basis of such allocation the total sum of costs shall be determined relative to rendering services related to production of Hydrocarbons of the Joint Operations.

         The total value of the works performed and the services rendered for production of the produce of the Joint Operations shall be equal to the above costs. VAT shall be paid in addition to the above.
6.4      The value of ............performance of such works. The estimates shall be developed by "Poltavanaftogas" OGPE services and approved by the Managing Committee.

                          7. Procedure for Settlements

7.1      Settlements  for  the  Complex  Operations   performed  shall  be
         exercised  by  .............payments  by the 29th day of each month in the amount of 15% of the value of the anticipated volume of production of the Joint Operations Produce in a quarter. The balance settlement shall be exercised upon the end of the quarter, after having determined the cost of the services, within 10 days after a relevant report has been signed (a sample is given in Appendix 4).

7.2 Settlements for performance of the works determined as the Individual Operations shall be exercised within a 10 day time period after a relevant report has been signed. The Individual Operations performance of which is caused due to the fault of OGPE as a result of violation of the technological conditions of the wells functioning or of the requirements to operation of structures, equipment through
         ........................ organizational and technological measures for protection of the equipment and structures agaunst corrosion, and prevention of hydration, shall not be subject to payment from
         ............. of the Joint Operations.

                      8. Procedure for Acceptance of Works

8.1 The works determined as the Complex Operations and the Individual Operations shall be considered as performed after the relevant reports on the works performed have been approved by the head of "Poltavanaftogas" OGPE. The above reports shall be subject to mandatory agreement on the part of a representative of "Carpatsky Petroleum Corporation" company.

                                 ATTACHMENT 12
                               TO OPINION LETTER



APPROVED                                         APPROVED

Chairman of the Board                            Vice Chairman of
Opened JSC Ukmafta                                       Goskomgeology
_______________B.V. Zaritsky                     ______________B.O. Byaluk
May 16,1995                                              May 16,1995


City of Poltava

                                    CONTRACT

             between Chernigovneftegasgeologiya and Poltavaneftegas for the joint exploration and operation of Rudivsko-Krasnozavodskoye field

The state geological entity Chernigovneftegasgeologiya, represented by its General Manager Ginda Stepan Mefodievich (hereinafter called "ChNGG") on one side, and JSC Ukrnafta of Poltavaneftegas, represented by its General Manager Kazak Vladimir Pavlovich (hereinafter called "PNG") on the other side, have entered into this contract for the joint exploration and operation of wells #2,3,4,5,6,7,8, and 9 of Krasnozavodskoye field and wells #7 and 9 of Rudivskoye field.

          1. Subject and Implementation of the Contract Both parties have agreed to the following:
1.1 To ensure detailed evaluation of the field parameters and working conditions, and accurate assessment of the industrial value of the filed, both parties agreed to jointly commence a final construction stage for the above-listed wells, as well as to jointly explore, operate, process, transport and sell raw materials (gas, condensate) on both internal and international markets.

1.2. This contract shall be implemented in two stages. Stage one is to finish well construction in 1995-1996, and stage two is to complete wells (according to the exploration data) and to commence well operation in 1995-1996.

1.3. Production volumes shall be calculated based on the exploration data and according to the IPE schedules.

         2. Obligations of the Parties
2.1.     ChNGG shall:
2.1.1. Complete the construction of wells, test them and transfer to PNG as assets in accordance with the agreed schedule.
2.1.2. Disassemble the drilling equipment and reclaim the land around wells in accordance with the timetable.
2.1.3. Furnish equipment and drilling crews for the completion of wells of Krasnozavodskoye field. 2.2. PNG shall:
2.2.1.   Finance and procure casing, tubing X-mas Trees.
2.2.2. Create the exploration and production schedules and submit them to PNG for approval. 2.2.3. Ensure well completion. 2.2.4. Ensure that wells operate in accordance with the IPE schedules, current Well Operation Rules and published standards.
2.2.5. Conduct all exploration according to the IPE schedules and transfer the results to ChNGG.
2.2.6. Produce, collect, and pre-process the well output, as well as transport gas (gas condensate) from the well to the railroad (pipeline). A special two-party agreement shall be executed when gas is delivered to the pipeline.
2.2.7.   Finance well completion performed by the Nezhinsk NGREVC.

         3.       Important Conditions
3.1. ChNGG shall prepare separate transfer-acceptance documents when unloading the ChNGG's share of gas (gas condensate) to the consumer.
3.2.     Well output (gas and gas condensate) shall be divided as follows:
3.2.1. From the wells that belong to PNG, PNG shall receive 70%, and ChNGG shall receive 30%. 3.2.2. From Krasnozavodskoye wells #2,3,4,5,6, and 7 that belong to PNG, PNG shall receive 80%, and ChNGG shall receive 20%.
3.3. Production cost of gas and gas condensate that is transferred to ChNGG shall be calculated according to the wholesale prices on the day of the transaction. These prices shall include the applicable taxes established by the Ukrainian Government.

         In 1996 PNG shall reimburse ChNGG with oil (condensate) for the drilling of production wells. The volume shall be calculated in accordance with prices listed in Section 3.3.
3.4. ChNGG has a right to inspect the timing and quality of the exploration works.
3.5. If the performance of this contract is prevented by a cause that is beyond the control of both parties, the parties have five days to make a decision on adjusting the conditions of the contract.

         4.       Responsibilities of the Parties
4.1. Parties are responsible for nonperformance or incomplete performance of their obligations set forth in this contract according to the current laws of the state of Llkraine.
4.2. All disputes between parties that cannot be settled by the mutual agreement shall be referred to arbitration.

         5.     Term of the Contract
5.1. This contract is executed in two counterparts, which have equal legal force, and is valid from the date of its execution until January 1, 1997.

         6. Addresses, Bank Accounts
Poltavaneftegas
         314000 Poltava
         Ul. Sovietskaya, 2
         Tel:     7-4591
         Fax:   7-9157
         Telex: 164106 "Fakel"
         Account Number:   209713 MFO 331478
         Code: 2252915 at Oktyabrskoye branch of AK Prominvestbank City of
               Poltava

GGP Chernigovneftegasgeologiya
         250006 Chernigov
         Ul.Shevchenka,15
         Tel:     7-7081
         Fax:   7-4856
         Telex: 192196 "Ikar"
         Account Number: 208503 at regional branch of Prominvestbank, MFO
                         353456, City of Chernigov

General Manager, PNG                General Manager, ChNGG

V.P. Kazak                                   S.M. Ginda
May 16, 1995                                 May 16, 1995

                                 ATTACHMENT 13
                               TO OPINION LETTER



                              AGREEMENT (PROTOCOL)


 between Chernigovneftegasgeologia and Poltavaneftegas for the joint exploration and operation of Rudivsko-Krasnozavodskoye, Mekhedivskoye, Svistunkovskoye, Sviridovskoye, and Chervonolutskoye gas condensate fields


City of Poltava                                                           1995

1.   Subject and Implementation of the Agreement

     The state geological entity Chernigovneftegasgeologiya, represented by its General Manager Ginda Stepan Mefodievich (hereinafter called "ChNGG") on one side, and JSC Ukrnafta of Poltavaneftegas, represented by its General Manager Kazak Vladimir Pavlovich (hereinafter called "PNG") on the other side, have entered into this agreement for the joint exploration and operation of Rudivsko-Krasnozavodskoye, Sviridovskoye, Mekhedivskoye and other fields.

     Both parties have agreed to the following:

1. To ensure detailed evaluation of the field parameters and working conditions, and accurate assessment of the industrial value of the filed, both parties agreed to jointly commence a construction of exploration and pilot production wells for exploration, production, transportation and sale of raw materials (gas, condensate).

2.   Both  parties  agreed to jointly  look for an Investor to finance the final
     stage   of   exploration,   as  well  as  IPE  and   well   completion   at
     Rudivsko-Krasnozavodskoye, Sviridovskoye, Mekhedivskoye and other fields.

     PNG, after ChNGG's approval, shall execute the agreement with an Investor for the performance of said services.

3.   Both parties shall jointly create a budget that accounts for:
     1. Upgrading of ChNGG's drilling equipment-up to 5 drilling rigs (in 1995-1996).
     2.   Financing of construction of surface facilities.
     3. Financing of utilization of western technologies such as GRN, development of productive horizons within hydrocarbon bearing basin, and others.

3.1. Both parties shall name the Investor in a separate agreement and then shall agree to the amount of the investment.

4. Production volumes shall be calculated based on the exploration data and according to the IPE schedules.
4.1. Both parties agreed to the following division of the well output: 30% ChNGG 70% PNG
4.2. Additional output that was produced due to the utilization of new technologies financed by the Investor shall be divided as follows:
     1. PNG and ChNGG jointly define the Investor's share that shall be detailed in a three party agreement.

     2. The rest of the output shall be divided as follows: ChNGG receives 25%, PNG receives 75%.
     3. Payments between PNG and ChNGG shall be calculated based on the wholesale prices for PNG on the day of the transaction.
     4.   Each  party  receives   profit  based  on  its  activity  and  is  not
          responsible for the activity of the other party.
          PNG shall finance the following:
     1.   Pilot production drilling
     2.   Surface facilities

     3.   Loan payments (including interest)

     [**TRANSLATOR'S NOTE: Sections 5 and 6 are missing from the original**]
7. Within three months from the date of execution of the Agreement, ChNGG and PNG shall receive licenses for the geological exploration and operation of Rudivsko- Krasnozavodskoye, Sviridovskoye, Mekhedivskoye, Svistunkovskoye, and Chervonolutskoye fields.
8.   PNG shall:
     1. Transfer to ChNGG all drilling sites at Rudivsko-Krasnozavodskoye, Sviridovskoye, and Mekhedivskoye fields upon the completion of wells # 102, 103, and 105 of Rudivskoye field.
     2.   Finance the next stage of pilot production at the above-listed fields.

9. Parties are responsible for non-performance or incomplete performance of their obligations set forth in this agreement in accordance with the current laws of the state of Ukraine.
10. his agreement is executed in two counterparts, which have equal legal force, and is valid from the date of its execution until January 1, 1997.
11.  Addresses, Bank Accounts:

11.1. Poltavaneftegas
      314000 Poltava
      Ul. Sovietskaya, 2
      Tel:     7-4591
      Fax:     7-9157
      Telex:   164106 "Fakel"
      Account Number:   209713 MFO 331478
      Code:             2252915 at Oktyabrskoye branch of AK Prominvestbank
                        City of Poltava

11.2. GGP Chernigovneftegasgeologiya
      250006 Chernigov
      Ul. Shevchenka, 15
      Tel:     7-7081
      Fax:     7-4856
      Telex:   192196 "Ikar"
      Account Number:     208503 at regional branch of Prominvestbank, MFO
                          353456, City of Chernigov

         General Manager, PNG                General Manager, ChNGG
         V.P. Kazak                          S.M. Ginda
         May 16, 1995                        May 16, 1995

APPROVED                                  APPROVED
Chairman of the Board                     Vice Chairman of
JSC Ukrnafta                              Goskomgeology
_____________B.V. Zan'tsky                _________________B.O. Byaluk
May 16, 1995                              May 16,1995